UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy
Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
Invitation Homes Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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proxy statement Notice of Annual Meeting of Stockholders May 17, 2023

Together with you, we make a house a home.

83,113 homes in 16 markets

Seattle 6%
Northern California 6%
Las Vegas 4%
Southern California 12%
Phoenix 9%
Denver 4%
Minn. 1%
Chicago 3%
Dallas 3%
Houston 2%
Atlanta 13%
Carolinas 6%
Jax 2%
Tampa 10%
Orlando 7%
South Florida 12%

Resident Satisfaction

As of 4Q2022.

>33 Months
Average Same Store Resident Tenure

97.3%
Same Store Average Occupancy Rate

78.4%
Average Same Store Renewal Rate

- Mary H. | Tampa Resident

4.1
Combined Cumulative Google & Yelp Rating

BBB ACCREDITED BUSINESS | **A+** Rating

Accredited since 1/10/2022.

Together with you, we make a house a home. 83,113 homes in 16 markets Seattle 6% Minn. 1% Chicago 3% Northern California Denver 6% 4% Las Vegas 4% Carolinas Southern 6% California Atlanta 12% 13% Phoenix Dallas 9% 3% Jax 2% Houston Home count and market count for the total portfolio 2% as of 12/31/2022. Map bubble sizes and percentages Tampa Orlando based on 4Q22 Same Store revenues. 10% 7% South Resident Satisfaction Florida 12% As of 4Q2022. 97.3% >33 Months Same Store Average Average Same Store Occupancy Rate Resident Tenure 78.4% Average Same Store Renewal Rate Invitation Homes has been head and shoulders above other landlords we looked into renting with. They are responsive, assign you specific people to work with so you always know who and how to reach out, and their answers are timely and professional. Everyone we have encountered is 4.1 friendly, proactive, professional and genuine. - Mary H. | Tampa Resident Combined Cumula Google & Yelp Ra A+ Rating Accredited since 1/10/2022. "Same Store" is defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the "2022 Form 10-K").

2022 Business Highlights $0.63 On a Generally Accepted Accounting Principles ("GAAP") basis, net income per diluted common share. 46.6% On a GAAP basis, net income available to common stockholders growth year-over-year. $1.41 (1) Adjusted Funds from Operation ("AFFO") per share, up 10.2% year-over-year. 9.1% Same Store NOI Growth year-over-year. 13.3% Increase in our sustainability scoring year-over-year by GRESB, the global ESG benchmark for real estate. $68.7 Million Amount of rental assistance we helped our residents obtain during 2022. $1.1 Billion Total wholly owned and joint venture acquisitions. $1.33 Billion Of unsecured debt issued primarily to refinance secured debt, reducing secured debt/gross tangible assets from 16.3% at December 31, 2021 to 9.4% at December 31, 2022 (³) I 2,370 Homes Number of new homes we have under contract and expect to purchase from our homebuilder partners, over the next several years, an increase of 37.5% year-over-year. 29.4% Increase in our quarterly cash dividend, from $0.17 per common share per quarter in 2021 to $0.22 per common share per quarter in 2022. 97.7% Same Store average occupancy for fiscal year 2022, driven by year-over-year reduction in Same Store turnover rate from 23.1% to 21.9%. Investment-Grade Rated Maintained three investment grade ratings and reduced net debt/annualized Adjusted EBITDAre(4) from 6.2x at December 31, 2021 to 5.7x at December 31, 2022. 1. 2. 3. 4. See Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Measures" In our 2022 Form 10-K for the reconciliation of AFFO to net Income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure. Same Store NOI Growth is defined as the percentage year-over-year change in Net Operating Income ("NOI") from our Same Store portfolio where NOT is calculated as described in our 2022 Form 10-K under Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Measures." See Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Measures" In our 2022 Form 10-K for the reconciliation of Same Store NOI to net income (loss) (as determined in accor- dance with GAAP), the most directly comparable GAAP measure. Secured debt/gross tangible assets represents (1) the gross balance of secured debt, divided by () total assets, less goodwill, gross of accumulated depreciation of investments in single-family rental properties. See Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Measures" In our 2022 Form 10-K for the reconciliation of Adjusted EBITDAre to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

Dear Fellow Stockholders: In 2022, we marked Invitation Homes' 10th anniversary a significant milestone. For 10 years, our team has worked to provide clean, safe, and functional homes where our residents can enjoy a flexible and worry-free lifestyle. Our commitment to high-touch customer service that continuously enhances our residents' living experiences and provides homes where individuals and families can thrive, remains core to how we bring to life our mission statement, "Together with you, we make a house a home." It is my pleasure to invite you to the 2023 Annual Meeting of Stockholders of Invitation Homes Inc. The meeting will be held virtually on Wednesday, May 17, 2023, at 11:00 a.m. Central Time. At the Annual Meeting, stockholders will be asked to elect ten directors for a one-year term, ratify the selection of Invitation Homes' independent auditor, and approve the compensation for our named executive officers. These matters are fully described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement. Your vote is important. Regardless of whether you plan to attend the Annual Meeting, I urge you to vote your shares as soon as possible. You may vote using the proxy form by completing, signing, and dating it, then returning it by mail. Alternatively, most of our stockholders can submit their vote through the Internet or by telephone. If Internet or telephone voting is available to you, instructions will be included on your proxy form. Additional information about your shares is included in the Proxy Statement. Sincerely, Dallas B. Tanner Chief Executive Officer April 5, 2023

Notice of 2023 Annual Meeting of Stockholders

DATE AND TIME Wednesday, May 17, 2023 11:00 a.m. Central Time	Virtual Location www.virtualshareholdermeeting.com/INVH2023	Record Date March 22, 2023

ITEMS OF BUSINESS:

1.	To elect the director nominees listed in the Proxy Statement.
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.
4.	To consider such other business as may properly come before the 2023 annual meeting of stockholders (the “Annual Meeting”) and any adjournments or postponements thereof.

The Proxy Statement following this Notice of 2023 Annual Meeting of Stockholders of Invitation Homes Inc., a Maryland corporation, describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

VIRTUAL LOCATION:

You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVH2023. You will need your 16-Digit Control Number included on your Notice of 2023 Annual Meeting of Stockholders or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

RECORD DATE:

The Board of Directors of Invitation Homes Inc. established the close of business on March 22, 2023 as the record date for the Annual Meeting. Accordingly, holders of record of our common stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.

VOTING BY PROXY:

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. If your shares are held by a broker, bank or other nominee, please follow their instructions to authorize your proxy.

By Order of the Board of Directors of Invitation Homes Inc.,

Mark A. Solls

Executive Vice President,

Chief Legal Officer and Secretary

Dallas, Texas

April 5, 2023

This Notice of 2023 Annual Meeting of Stockholders and Proxy Statement are first being distributed or made available, as the case may be, on or about April 5, 2023.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2023

The Notice of 2023 Annual Meeting of Stockholders, Proxy Statement and Invitation Homes Inc.’s Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

i

PROXY STATEMENT

April 5, 2023

GENERAL INFORMATION

Why am I receiving these materials?

This Proxy Statement and related proxy materials are first being made available to stockholders of Invitation Homes Inc., a Maryland corporation (“Invitation Homes,” the “Company,” “we,” “our” or “us”) on or about April 5, 2023, for use at our 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 17, 2023, at 11:00 a.m. Central Time, and any adjournments or postponements thereof. This year’s Annual Meeting will be a completely virtual meeting of stockholders. You are invited to attend the virtual Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2023. Proxies are being solicited by the Board of Directors of the Company (the “Board”) to give all stockholders of record at the close of business on March 22, 2023 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting. The mailing address of our principal executive offices is Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201.

What am I voting on?

There are three proposals to be considered and voted on at the Annual Meeting:

Proposal 1:	To elect the director nominees listed in this Proxy Statement.

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

Proposal 3:	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting or any postponement or adjournment thereof. As of the Record Date, there were 611,860,563 shares of our common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

What constitutes a quorum?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, that are present and entitled to vote at the Annual Meeting will be counted for purposes of determining a quorum.

1

General Information (continued)

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a proposal because (1) the broker, bank or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker, bank or other nominee lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposals 1 and 3 are considered non-discretionary matters, and a broker, bank or other nominee will lack the authority to vote shares at his/her discretion on such proposals. Proposal 2 is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his/her discretion. This means that, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on Proposals 1 and 3 but may be voted on Proposal 2 in the discretion of your broker, bank or other nominee.

How many votes are required to approve each proposal?

With respect to the election of directors (Proposal 1), under our Amended and Restated Bylaws, effective as of February 2, 2022 (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting in the election of directors.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), and the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (Proposal 3), under our Bylaws, approval of each proposal requires a majority of the votes cast.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not affect the outcome of this proposal.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal; however, as this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

With respect to the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 3, abstentions and broker non-votes will not affect the outcome of this proposal.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

2	2023 Proxy Statement

General Information (continued)

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as set forth below:

Proposal 1:

To elect the director nominees listed in this Proxy Statement.

“FOR” each of the nominees for election as directors set forth in this Proxy Statement.

Our Board unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of the Company’s business and management.

Proposal 2:

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

Our Audit Committee and the Board believe that the retention of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 is in the best interest of the Company and its stockholders.

Proposal 3:

To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

“FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

We are seeking a non-binding advisory vote to approve, and our Board recommends that you approve, the 2022 compensation paid to our named executive officers, which is described in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis.”

1.

ELECTION

OF DIRECTORS

BOARD VOTE RECOMMENDATION

✓ FOR

2.

RATIFICATION OF

THE APPOINTMENT

OF INDEPENDENT

ACCOUNTING FIRM

BOARD VOTE RECOMMENDATION

✓ FOR

3.

ADVISORY VOTE

ON EXECUTIVE

COMPENSATION

BOARD VOTE RECOMMENDATION

✔ FOR

How do I vote my shares without attending the Annual Meeting?

Your vote is important and we encourage you to vote promptly. If you are a stockholder of record, you may vote your shares in the following ways:

By Internet—If you have Internet access, you may vote by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

By Telephone—If you have access to a touch-tone telephone, you may vote by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

By Mail—You may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

3

General Information (continued)

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 10:59 p.m. Central Time on May 16, 2023, and mailed proxy cards must be received no later than May 16, 2023.

When and where will the Annual Meeting be held?

Our Annual Meeting will be held at 11:00 a.m. Central Time, on Wednesday, May 17, 2023, via live audio webcast, online at www.virtualshareholdermeeting.com/INVH2023. For information on how to attend the virtual Annual Meeting, see “General Information—How do I attend and vote my shares at the virtual Annual Meeting.”

How do I attend and vote my shares at the virtual Annual Meeting?

Our Board of Directors considers the appropriate format of the stockholder meeting on an annual basis. This year’s Annual Meeting will be a virtual meeting, conducted via live audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/INVH2023. If you virtually attend the Annual Meeting, you can vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2023. A summary of the information you need to attend the Annual Meeting via the Internet is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/INVH2023;

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/INVH2023 on the day of the Annual Meeting;

•

Stockholders may vote and submit questions while attending the Annual Meeting via the Internet (for information on how to ask questions during the virtual Annual Meeting, see “General Information—How can I ask questions at the virtual Annual Meeting?”); and

•

You will need your control number that is included in your Notice of Internet Availability of Proxy Materials, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we encourage you to vote in advance over the Internet, by telephone or mail so that your vote will be counted if you do not vote at the Annual Meeting.

Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. Stockholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions at the Annual Meeting. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You may vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website at www.virtualshareholdermeeting.com/INVH2023 during the Annual Meeting.

In addition, the virtual format allows stockholders to ask questions of our Board or management during the live Q&A session of the Annual Meeting. At that time, we will answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits. In the event any pertinent questions cannot be answered during the Annual Meeting due to time constraints, such questions and management’s answers will be made publicly available on our investor relations website promptly after the virtual Annual Meeting. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, we provide an opportunity for stockholders to contact our investor relations department separately at (844) 456-INVH (4684) or ir@invitationhomes.com.

How can I ask questions at the virtual Annual Meeting?

If you wish to submit a question during the Annual Meeting, log into the Annual Meeting website at www.virtualshareholdermeeting.com/INVH2023, type your question into the “Ask a Question” field, and click “Submit.” As noted above, we will answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time

4	2023 Proxy Statement

General Information (continued)

permits. Consistent with our prior annual meetings, we kindly ask stockholders not to ask more than one question to allow us to answer questions from as many stockholders as possible. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Off-topic, personal or other inappropriate questions will not be answered.

To be sure that all stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, all of our Board members and executive officers are expected to join the Annual Meeting. If you want to participate in our Annual Meeting, but cannot submit your question using the Annual Meeting website, please contact our investor relations department at (844) 456-INVH (4684) or ir@invitationhomes.com for accommodations.

What can I do if I need technical assistance during the virtual Annual Meeting?

If you encounter any difficulties accessing or participating in the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting log-in page at www.virtualshareholdermeeting.com/INVH2023. Technicians will be available to assist you.

If I can’t participate in the live Annual Meeting webcast, can I listen to it later?

The Annual Meeting will be recorded. A webcast playback will be available to the public at www.virtualshareholdermeeting.com/INVH2023 within approximately 24 hours after the completion of the Annual Meeting. No one attending the Annual Meeting via the webcast or telephone is permitted to use any audio recording device.

May I change my vote or revoke my proxy?

Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:

•

Sending a written statement to that effect to our Corporate Secretary at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, provided such statement is received no later than May 16, 2023;

•	Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 10:59 p.m. Central Time on May 16, 2023;

•

Submitting a properly signed proxy card with a later date that is received by our Corporate Secretary at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, no later than May 16, 2023; or

•	Attending the Annual Meeting and voting during the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee, or as otherwise provided in the instructions provided to you by your broker, bank or other nominee.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers and other Company associates (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

5

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Introduction

At present, the number of directors that comprise our Board is nine. At the recommendation of the Nominating and Corporate Governance Committee, the Board set the number of directors that will comprise our Board at ten, effective as of the Annual Meeting. Our Board has considered, and at the recommendation of the Nominating and Corporate Governance Committee, nominated each of the following nominees for a one-year term expiring at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) or until his or her successor is duly elected and qualifies or until his or her earlier death, resignation, retirement, disqualification or removal: Michael D. Fascitelli, Jana Cohen Barbe, Richard D. Bronson, Jeffrey E. Kelter, Joseph D. Margolis, John B. Rhea, Janice L. Sears, Frances Aldrich Sevilla-Sacasa, Dallas B. Tanner, and Keith D. Taylor. Action will be taken at the Annual Meeting for the election of these nominees.

Our Board did not nominate J. Heidi Roizen, current member of our Board, to stand for re-election when her current term expires at the Annual Meeting. We are grateful to have benefitted from Ms. Roizen’s expertise, valuable business insights and strong commitment to Invitation Homes and our stockholders.

The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Frances Aldrich Sevilla-Sacasa and Keith D. Taylor as new director nominees to serve on our Board. Both candidates are excellent additions to the Board, further enhancing the diversity of backgrounds and expertise in the boardroom. Ms. Aldrich Sevilla-Sacasa and Mr. Taylor were identified and presented to the Nominating and Corporate Governance Committee for consideration after an exhaustive search by a third-party search firm. Their nominations were informed by the Board’s continued focus on its composition and its annual evaluation process, which ensures the appropriate balance of skills, diversity, experience and tenure in light of our business needs. See “Director Nomination Process” below for more information on our director nomination process. All of the nominees have indicated that they will be willing and able to serve as directors, but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

We believe that our director nominees bring an extraordinary wealth of experience, skills and backgrounds to the Board. Our Board plays a key role in guiding the vision, mission and strategic direction of our Company. Their individual and collective expertise is essential to the execution of our long-term strategy and achievement of our vision of becoming the premier choice in home leasing. Learn more about each nominee to our Board under “—Nominees for Election to the Board of Directors in 2023.”

6	2023 Proxy Statement

Proposal No. 1—Election of Directors (continued)

Director Nominees’ Snapshot

Name and Primary Occupation	Age	Director Since	Independent

Michael D. Fascitelli Owner and Principal, MDF Capital LLC; Managing Partner, Imperial Companies; Board of Trustees Member, Vornado Realty Trust; Director, Radius Global Infrastructure, Inc.; Director, Quadro Partners Inc.	66	2017	✔

Dallas B. Tanner Chief Executive Officer, Invitation Homes; Director, Roots Management; member, HOPE Global Board of Advisors; member, Harvard Joint Center for Housing Studies Policy Advisory Board; member, Arizona State University Real Estate Advisory Board	42	2019	✘

Jana Cohen Barbe Director, The Boler Company; Senior Advisor, April Housing; Senior Partner, Dentons (Retired)	60	2018	✔

Richard D. Bronson Chief Executive Officer, The Bronson Companies, LLC; Lead Director, Starwood Property Trust, Inc.	78	2017	✔

Jeffrey E. Kelter Founding Partner, KSH Capital; Chairman, Jack Creek Investment Corp.	68	2017	✔

Joseph D. Margolis Chief Executive Officer, Extra Space Storage, Inc.	62	2020	✔

John B. Rhea Partner, Centerview Partners; Director, State Street Corporation	57	2015	✔

Janice L. Sears Director, Sonder Holdings Inc.; Director, IQHQ; Managing Director, Western Region Head, Real Estate Investment Banking Group (Retired), Banc of America Securities; San Francisco Market President (Retired), Bank of America	62	2017	✔

Frances Aldrich Sevilla-Sacasa Private investor; Director, Callon Petroleum Company; Director, Camden Property Trust; Director, the Delaware Funds by Macquarie; Former Chief Executive Officer, Banco Itaú International	67	*	✔

Keith D. Taylor Chief Financial Officer, Equinix Inc.; Director, Yumpingo Ltd.	61	*	✔

*	Will join upon election at the Annual Meeting.

7

Proposal No. 1—Election of Directors (continued)

Director Nominees’ Collective Skills and Attributes

Skills and Experience

Real Estate / Real Estate Investment Experience in real estate development, operations, investment, and asset management, to guide our real estate finance and investment strategies.	●	●	●	●	●	●	●	●		●

Financial / Banking Financial acumen and experience to oversee the quality and integrity of our financial statements, capital structure and financial strategy.	●	●	●	●	●	●	●	●	●	●

Risk Management Experience overseeing assessment and management of various forms of risk we face in our business.	●	●	●	●	●	●	●	●	●	●

Legal/Regulatory / ESG Valuable perspective on government regulations, complex legal matters, corporate responsibility, governance, sustainability, and public policy issues.	●	●	●	●		●	●	●	●

Operations Experience leading complex operations to help us optimize our business model.	●	●		●	●	●	●		●	●

Executive/ Robust Leadership Strong strategic insights gained through multi-faceted and challenging business experiences and active leadership ability.	●	●	●	●	●	●	●	●	●	●

Digital, technology, or cybersecurity experience

Expertise regarding digital capabilities, technological transformation, and information security, based on executive-level experience in an industry driving digital and technological change or cybersecurity experience through prior professional experience (or a related certification/degree).

			●					●		●

Gender

Male	●	●		●	●	●	●			●

Female			●					●	●

Race / Ethnicity

African American or Black							●

Hispanic or Latinx									●

Caucasian or White	●	●	●	●	●	●		●		●

Independence	●		●	●	●	●	●	●	●	●

8	2023 Proxy Statement

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)

Nominees for Election to the Board of Directors in 2023

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description for each nominee below includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

MICHAEL D. FASCITELLI
Age: 66 Director since: November 2017 Independent Chairperson of the Board of Directors

Career Highlights

Mr. Fascitelli has served on our Board since November 2017 and was appointed the Chairperson of the Board in May 2021. Prior to the merger with Starwood Waypoint Homes (“SWH”) in November 2017, from January 2016 to November 2017, Mr. Fascitelli served on the board of SWH and, from January 2014 to January 2016, served on the board of Starwood Waypoint Residential Trust (“SWAY”), SWH’s predecessor. Since June 2013, Mr. Fascitelli has been the owner and principal of MDF Capital LLC, a private investment firm. Mr. Fascitelli is also a co-founder and a Managing Partner of Imperial Companies, a real estate investment and development company. Mr. Fascitelli has served as member of the board of trustees of Vornado Realty Trust (NYSE: VNO) since 1996. He served as the President of Vornado Realty Trust from 1996 to April 2013 and its Chief Executive Officer from May 2009 to April 2013. Mr. Fascitelli served as the President of Alexander’s Inc., a real estate investment trust and an affiliate of Vornado Realty Trust, from December 1996 to April 2013. Prior to joining Vornado Realty Trust in 1996, Mr. Fascitelli was a partner at Goldman Sachs & Co., an investment banking firm, in charge of its real estate practice since 1992. Mr. Fascitelli also serves as a Co-Chairman of the board of directors of Radius Global Infrastructure, Inc. (NASDAQ: RADI), one of the largest international aggregators of rental streams underlying wireless sites through the acquisition and management of ground, tower, rooftop and in-building cell site leases, and as the Chairman of the investment committee and a board member of Quadro Partners Inc. (formerly Cadre), a real estate technology company. He serves as a board member of The Rockefeller University, Urban Land Institute and a former board member of Child Mind Institute and the University of Rhode Island Foundation. He is currently a member of the University of Rhode Island board of trustees. Mr. Fascitelli is a former Commissioner of the Port Authority of New York and New Jersey and a past Chairman of the Wharton Real Estate Center where he served on the executive committee.

Skills and Qualifications

Our Board considered Mr. Fascitelli’s long and successful track record in various leadership roles including his executive experience as President and Chief Executive Officer of Vornado Realty Trust and his extensive knowledge of and experience in the real estate industry, which the Board believes provide us with valuable experience and insight. Additionally, our Board considered Mr. Fascitelli’s broad experience with corporate governance, risk management and business strategy as a director of several public and private companies.

9

Proposal No. 1—Election of Directors (continued)

DALLAS B. TANNER

Age: 42 Director since: January 2019 Committees: Investment and Finance Committee

Career Highlights

Mr. Tanner has served as our Chief Executive Officer (“CEO”) and a Board member since January 2019. As a founding member of our Company’s business, Mr. Tanner was at the forefront of creating the single-family rental industry. He initially served as Executive Vice President and Chief Investment Officer from the Company’s founding in April 2012 until January 2019, as well as interim President from August 2018 to January 2019, and as President and CEO from January 2019 to February 2023. Prior to the initial public offering of the Company in February 2017, he served on the boards of the Company’s predecessor entities. Mr. Tanner has 20 years of real estate experience through the establishment of numerous real estate platforms. In 2005, he founded Treehouse Group, for which he privately sourced funds for platform investments, including single-family homes, multifamily properties, manufactured housing, residential land, bridge financing and property management. In addition, he was a partner in a successful acquisition of First Scottsdale Bank of Arizona. Mr. Tanner currently serves as a board member of Roots Management, a manufactured housing platform with 40,000+ homes that operates in 22 states. He also is a member of the HOPE Global Board of Advisors, the Policy Advisory Board of the Harvard Joint Center for Housing Studies, Arizona State University Real Estate Advisory Board, and the Real Estate Roundtable. He is actively involved in American Indian Services and served as a missionary in the Netherlands and Belgium.

Skills and Qualifications

Our Board considered Mr. Tanner’s extensive hands-on experience in real estate investment, including the establishment of numerous real estate platforms, and as a founding member of our business, experience managing day-to-day operations of our Company and his prior executive positions. Mr. Tanner’s role as our CEO brings management perspective to Board deliberations and provides valuable information about the status of our day-to-day operations.

10	2023 Proxy Statement

Proposal No. 1—Election of Directors (continued)

JANA COHEN BARBE
Age: 60 Director since: November 2018 Independent Committees: Audit Committee Compensation and Management Development Committee

Career Highlights

Ms. Barbe has served on our Board since November 2018. Ms. Barbe also serves as a Director of The Boler Company, a family office with operations across the globe in manufacturing, real estate and other holdings, including Hendrickson International, the world’s largest producer and supplier of heavy duty truck suspensions and related components for the transportation industry. Ms. Barbe currently holds the position of Senior Advisor to April Housing, a Blackstone portfolio company, dedicated to the preservation and creation of high quality affordable housing. Ms. Barbe was previously a Senior Advisor to Blackstone in connection with its affordable housing initiatives, and before then, a partner at Dentons, the largest law firm in the world, where she advised many of the world’s leading financial institutions and insurance companies on affordable housing and community development investments. In addition to the more than 30 years Ms. Barbe has spent working to advance affordable housing across the country, Ms. Barbe is deeply committed to serving her local community. She is a past Chairperson of the board of Thresholds, Illinois’ oldest and largest provider of supportive services and housing for individuals with severe and persistent mental illnesses. Ms. Barbe is also an impassioned advocate for women. A trailblazer, she was the first woman appointed to the Dentons’ Global Board where she served as the only woman for six years, and the first Global Vice Chair appointed from the U.S. region. As such, Ms. Barbe effectuated groundbreaking and lasting change for women in the legal profession, as recognized by Corporate Counsel and InsideCounsel magazines when they awarded her the 2019 Women, Influence & Power Lifetime Achievement Award. She is also a past Chairperson of the board of advisors of Catalyst, Inc., the much acclaimed international women’s advocacy organization and a member of the board of directors of The Association, a global community of extraordinary women.

Skills and Qualifications

Our Board considered Ms. Barbe’s real estate and finance background, including chairing Dentons’ Real Estate Practice and Financial Institutions Sector, her expertise in transactional, operational and regulatory matters and strategic vision and her risk management experience, which are a complement to the skills and qualifications of our directors. The Board also considered Ms. Barbe’s leadership in strategic implementation of diversity and other aspects of corporate social responsibility.

11

Proposal No. 1—Election of Directors (continued)

RICHARD D. BRONSON
Age: 78 Director since: November 2017 Independent Committees: Compensation and Management Development Committee Nominating and Corporate Governance Committee (Chairperson)

Career Highlights

Mr. Bronson has served on our Board since November 2017. Prior to the merger with SWH, from January 2016 to November 2017, Mr. Bronson served on the board of SWH and, from January 2014 to January 2016, served on the board of SWAY. Mr. Bronson has been the Chief Executive Officer of The Bronson Companies, LLC, a real estate development company, since 2000 and has been involved in the development of several shopping centers and office buildings throughout the U.S. Mr. Bronson currently serves on the board and as a lead director and the Chair of the compensation committee of the board of trustees of Starwood Property Trust, Inc. (NYSE: STWD) and was previously a director of TRI Pointe Group, Inc. (NYSE: TPH) and Mirage Resorts Inc. (NYSE:MRI). Additionally, he is currently on the board of directors of Starwood Real Estate Income Trust. He also previously served as President of New City Development, an affiliate of Mirage Resorts Inc., where he oversaw many of the company’s new business initiatives and activities outside Nevada, and was Vice President of the International Council of Shopping Centers, an association representing 50,000 industry professionals in more than 80 countries. Mr. Bronson currently serves on the advisory board of the Neurosurgery Department at UCLA Medical Center.

Skills and Qualifications

Our Board considered Mr. Bronson’s governance expertise, his corporate and board experience and knowledge in the real estate industry, which the Board believes provides us with valuable insight into potential investments and the current state of the real estate markets. Our Board also considered Mr. Bronson’s experience as successful entrepreneur with proven operational skills.

JEFFREY E. KELTER
Age: 68 Director since: November 2017 Independent Committees: Investment and Finance Committee (Chairperson) Nominating and Corporate Governance Committee

Career Highlights

Mr. Kelter has served on our Board since November 2017. From January 2016 to November 2017, Mr. Kelter served on the board of SWH and, from January 2014 to January 2016, served on the board of SWAY. Mr. Kelter is the Executive Chairman of Jack Creek Investment Corp. (ASDAQ: JCIC), a special purposes acquisition company focused on the broader food and consumer products logistics and supply chain ecosystems. Mr. Kelter is a founding partner of KSH Capital, which provides real estate entrepreneurs with capital and expertise to grow their platforms. Prior to founding KSH Capital, Mr. Kelter was the Founding Partner and Chief Executive Officer of KTR Capital Partners from 2005 to 2015, a leading private equity real estate investment and operating company focused on industrial properties throughout North America. KTR and its commingled investment funds were sold in May 2015 to a joint venture of Prologis Inc. (NYSE: PLD) and Norges Bank Investment Management. Prior to founding KTR, from 1997 to 2004, Mr. Kelter was President and Chief Executive Officer and served on the board of Keystone Property Trust (“Keystone”), an industrial real estate investment trust (“REIT”). Mr. Kelter founded the predecessor to Keystone in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004. Prior to forming Keystone, he served as President and Chief Executive Officer of Penn Square Properties, Inc., a real estate company which he founded in 1982. Mr. Kelter currently serves as a trustee of the Urban Land Institute, Cold Spring Harbor Laboratory, Westminster School and Trinity College. Mr. Kelter formerly served on the board of Gramercy Property Trust (NYSE: GPT) from 2015 to 2018.

Skills and Qualifications

Our Board considered Mr. Kelter’s management leadership and governance experience as President and Chief Executive Officer of Keystone and Penn Square and his extensive experience of over 20 years in commercial real estate. Our Board also considered Mr. Kelter’s deep experience and strong understanding of the key strategic challenges and opportunities of running a REIT.

12	2023 Proxy Statement

Proposal No. 1—Election of Directors (continued)

JOSEPH D. MARGOLIS
Age: 62 Director since: May 2020 Independent Committees: Compensation and Management Development Committee Investment and Finance Committee

Career Highlights

Mr. Margolis has served on our Board since May 2020. Mr. Margolis is the Chief Executive Officer of Extra Space Storage, Inc. (NYSE: EXR). He held this position since January 1, 2017. Previously, he served as Executive Vice President and Chief Investment Officer of Extra Space Storage, Inc. from July 2015 until December 31, 2016. Mr. Margolis served as a member of the board of directors of Extra Space Storage, Inc. from February 2005 until July 2015. From 2011 until July 2015, he was Senior Managing Director and Partner at Penzance Properties, a vertically integrated owner, operator and developer of office and other properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm, from 2004 through 2011. Before forming Arsenal in 2004, from 1992 to 2004, Mr. Margolis held senior positions at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Before that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988.

Skills and Qualifications

Our Board considered Mr. Margolis’ extensive finance and real estate experience and senior executive experience in dealing with complex management, financial, risk assessment, business, and governance issues, which enable him to provide us with business leadership and financial expertise. Mr. Margolis’ extensive experience and instrumental role in developing key corporate strategies provide important insights and perspectives with respect to growth and long-range planning.

JOHN B. RHEA
Age: 57 Director since: October 2015 Independent Committees: Compensation and Management Development Committee (Chairperson) Investment and Finance Committee

Career Highlights

Mr. Rhea has served on our Board since January 2017 and, prior to our IPO, from October 2015 to January 2017, served on the boards of the Company’s predecessor entities. Since September 2020, Mr. Rhea has been a partner at Centerview Partners, an independent investment banking advisory firm. In March 2021, Mr. Rhea was elected to the board of directors of State Street Corporation (NYSE:STT), one of the world’s leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. Mr. Rhea served as Senior Advisor and President, Corporate Finance & Capital Markets at Siebert Williams Shank & Co., LLC, a full-service investment banking firm, from June 2017 to September 2020. Mr. Rhea is also Managing Partner of RHEAL Capital Management, LLC, a real estate development and investment firm he founded in March 2014, specializing in affordable and market rate housing, public private partnerships, and acquisition and repositioning of commercial real estate in urban communities. Mr. Rhea previously served as a Senior Advisor to The Boston Consulting Group, a worldwide management consulting firm from July 2014 to September 2017. From May 2009 to January 2014, Mr. Rhea was a senior appointee of Michael R. Bloomberg, Mayor of the City of New York, where he served as Chairman and Chief Executive Officer of the New York City Housing Authority, the largest public housing authority in North America. Prior to his service with the Bloomberg Administration, Mr. Rhea was Managing Director and Co-Head of Consumer and Retail investment banking at Barclays Capital (and its predecessor firm Lehman Brothers) from May 2005 to April 2009. Previously, Mr. Rhea served as Managing Director at JPMorgan Chase & Co. from May 1997 to April 2005. Earlier in his career, Mr. Rhea worked at PepsiCo, Inc. and The Boston Consulting Group. Mr. Rhea has served on and chaired several non-profit boards and is currently a director of Wesleyan University, Red Cross Greater New York and University of Detroit Jesuit High School.

Skills and Qualifications

Our Board considered Mr. Rhea’s significant experience in our industry, including in development and regulation and his prior senior positions at real estate companies and regulatory bodies, including as Chairman and CEO of the New York City Housing Authority, and other companies. The Board also considered Mr. Rhea’s extensive experience in the investment banking industry providing a valuable insight into capital markets and trends.

13

Proposal No. 1—Election of Directors (continued)

JANICE L. SEARS
Age: 62 Director since: January 2017 Independent Committees: Audit Committee (Chairperson) Compensation and Management Development Committee

Career Highlights

Ms. Sears has served on our Board since January 2017. Ms. Sears is also a member of the board of directors of Sonder Holdings Inc. (NASDAQ: SOND), a leading next-generation hospitality company. She is also on the board of IQHQ, a privately held REIT that develops and owns biotech occupied real estate in the U.S. and Europe. Ms. Sears previously served as independent director, Audit Chair of Essex Property Trust (NYSE: ESS), which owns multi-family rental properties, independent director, board Chair of The Swig Company, an owner of large office properties, and independent director, Audit Chair of BioMed Realty Trust, a life-sciences owner, sold to Blackstone Real Estate in 2016. She also served as independent director and advisor to Helix RE, a real estate software startup. Prior to 2009, Ms. Sears held the position of Managing Director, Western Region Head in the Real Estate Investment Banking Group at Banc of America Securities. Concurrently, as the San Francisco Market President for Bank of America, she managed a senior leadership team, deepening relationships with nonprofits and local governments. Prior to 1988, Ms. Sears was a Real Estate Economist at both Chemical Bank and Citicorp in New York. Ms. Sears’ activities have included G100, West Audit Committee Network, Nareit, ULI, NACD, WOB, and Athena Alliance. She is a frequent speaker including at both Harvard and Columbia Business Schools. Ms. Sears was named ‘Forever Influential’ by SF Business Times and inducted into the Allen Matkins Hall of Fame and gained annual recognition by Bisnow’s Bay Area Power Women, among other awards. Ms. Sears is active philanthropically both on boards and spending time in the community including with Compass Family Services, Meals on Wheels, tutoring at the Marina Middle School, and serving meals at St. Anthony’s.

Skills and Qualifications

Our Board considered Ms. Sears’ knowledge of capital markets and accounting methods and principles, as well as her extensive banking and financial background and experience working in the commercial real estate and REIT industry. Our Board also considered Ms. Sears’ sophisticated expertise in risk assessment and governance matters.

FRANCES ALDRICH SEVILLA-SACASA
Age: 67 Independent

Career Highlights

Ms. Aldrich Sevilla-Sacasa is a private investor and was Chief Executive Officer of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and Chief Executive Officer of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Aldrich Sevilla-Sacasa also serves on the boards of Callon Petroleum Company (NYSE: CPE), Camden Property Trust (NYSE: CPT), and the Delaware Funds by Macquarie.

Skills and Qualifications

Ms. Aldrich Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking, and wealth management. In addition, her experience as a former President and Chief Executive Officer of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

14	2023 Proxy Statement

Proposal No. 1—Election of Directors (continued)

KEITH D. TAYLOR

Age: 61 Independent

Career Highlights

Mr. Taylor is the Chief Financial Officer of Equinix, Inc. (Nasdaq: EQIX), a leading multinational digital infrastructure company. He has held this position since September 2005. From 2001 to 2005 Mr. Taylor served in various roles at Equinix Inc., including Vice President, Finance, and Chief Accounting Officer. From 1999 to 2001, he served as Director of Finance and Administration of Equinix Inc. Prior to that, from 1996 to1999, Mr. Taylor served as Vice President, Finance, and Interim Chief Financial Officer at International Wireless Communications, an operator, owner and developer of wireless communications networks. Mr. Taylor is a member of the board of directors of Yumpingo Ltd., a U.K. company providing a next-generation hospitality customer experience management platform. Mr. Taylor is a chartered public accountant.

Skills and Qualifications

Mr. Taylor was nominated to serve on our Board based on his extensive finance experience and his experience as a senior executive which the Board believes enables him to provide us with leadership and financial expertise.

15

Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Corporate Governance

The business and affairs of the Company are managed under the direction and oversight of our Board, as provided by Maryland law, and its four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Investment and Finance Committee. Members of our Board remain informed about our business through discussion with our CEO, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Legal Officer, and other officers and associates, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

We are committed to exercising and maintaining strong corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve. The Board regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the listing standards of the NYSE. We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section.

Corporate Governance Snapshot

Total Number of Director Nominees	10

Percentage of independent director nominees	90%

Average Tenure of Directors Standing for Election (years)	4.3

Chairperson Position Separate from CEO	✓

Annual Election of All Directors	✓

Proxy Access (3%/3 years)	✓

No Stockholder Rights Plan	✓

Limits on the Number of Directorships Held by Directors	✓

Regular Executive Sessions of Independent Directors	✓

New Director Orientation	✓

Annual Board and Committee Self-Evaluations	✓

Annual Review of Management Succession Plans	✓

Code of Business Conduct and Ethics	✓

Policies and Practices to Align Executive Compensation with Long-Term Stockholder Interests	✓

Stock Ownership Requirements for Directors and Executive Officers	✓

Anti-Hedging and Anti-Pledging Policies	✓

Clawback Policy (Long-Term Incentive Awards)	✓

Stockholder Rights and Accountability

•	Our Board is not classified and each of our directors is subject to annual reelection (we will not classify our Board in the future without the approval of our stockholders).

•	Stockholders holding at least 10% of outstanding shares have the right to call special meetings.

•	Stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our Bylaws, or adopt new Bylaws.

•	Stockholders possess the right to nominate candidates to the Board through proxy access provisions of our Bylaws.

•	Stockholders may act by written consent.

17

The Board of Directors and Certain Governance Matters (continued)

•	We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.

•	We have opted out of the Maryland business combination and control share acquisition statutes and cannot opt in without stockholder approval.

•

We actively engage with our stockholders, seek input, address questions and concerns, and provide perspective on Company policies and practices through our direct outreach to investors, our annual meetings of stockholders and regular detailed investor presentations.

Board Practices

•	A substantial majority of our director nominees (90%) are independent.

•	Each of our Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee is composed entirely of independent directors.

•	Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO.

•	Our Board is committed to diversity, and 40% of our director nominees represent women and people of color.

•	We conduct annual Board and committee evaluations.

•	We intend that no director serve more than 15 years on our Board, and no committee chairperson serve more than five years as a chairperson of that committee.

•	Director nominees’ average tenure is 4.3 years.

•	Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

•	We have instituted limits on the number of directorships held by our directors to prevent “overboarding.”

•	We provide robust director orientation and continuing education programs.

•	The Board is committed to refreshment, and nominated two new directors to stand for election at the Annual Meeting.

•	The Board regularly rotates committee members.

•	Our Code of Business Conduct and Ethics applies to members of the Board.

Robust Stock Ownership and Retention Requirements

•	CEO: 6X base salary.

•	Non-CEO executive officers: 3X base salary.

•	Non-employee directors: 5X annual cash retainer for Board service.

See “Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy” for more details.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that, in addition to not having a disqualifying relationship, as set forth in the NYSE rules, he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries which, in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material and whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating and Corporate Governance Committee undertook reviews of director independence and made recommendations to our Board as to those directors meeting the requisite NYSE independence standards applicable to serve on the Board and any heightened standards to serve on a committee of the Board. In making its independence

18	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

determinations, the Board considered and reviewed all information known to it, including information identified through directors’ questionnaires. As a result of these reviews, the Board has affirmatively determined that each of Michael D. Fascitelli, Jana Cohen Barbe, Richard D. Bronson, Jeffrey E. Kelter, Joseph D. Margolis, John B. Rhea, Janice L. Sears, Frances Aldrich Sevilla-Sacasa, and Keith D. Taylor is independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines. In addition, the Board previously determined that J. Heidi Roizen, who is not being nominated for re-election at the Annual Meeting, was independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines.

At the committee level, the Board has affirmatively determined that each of the current members of the Audit Committee (Jana Cohen Barbe, J. Heidi Roizen, and Janice L. Sears) is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each of the current members of the Compensation and Management Development Committee (Jana Cohen Barbe, Richard D. Bronson, Joseph D. Margolis, John B. Rhea, and Janice L. Sears) is “independent” for purposes of Section 10C(b) of the Exchange Act. The Board has also affirmatively determined that each of Frances Aldrich Sevilla-Sacasa and Keith D. Taylor, whom the Board will vote to appoint to the Audit Committee following the Annual Meeting, is “independent” for purposes of Rule 10A-3 of the Exchange Act, and Keith D. Taylor, whom the Board will vote to appoint to the Compensation and Management Development Committee following the Annual Meeting, is “independent” for purposes of Section 10C(b) of the Exchange Act.

Board Structure

Our Articles of Incorporation and our Bylaws provide that our Board will consist of such number of directors as may from time to time be fixed by the Board, but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one.

Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO position. We believe that the separation of the Chairperson and CEO positions is appropriate corporate governance for us at this time. Accordingly, Mr. Fascitelli serves as the Board Chairperson, while Mr. Tanner serves as our CEO. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, our Chairperson’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

Board and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. As such, our Board and each of our committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director serves. The Nominating and Corporate Governance Committee, in conjunction with the Board Chairperson, oversees the evaluation process.

Review of Evaluation Process	Advanced Questionnaires	Evaluation Results

The Nominating and Corporate Governance Committee reviews evaluation process annually.	Cover: • Efficiency and effectiveness; • Composition; • Quality of discussions; • Quality of information and materials provided; • Processes; and • Culture.	Evaluation results and recommendations are discussed with the Board, committees, and individual directors.

19

The Board of Directors and Certain Governance Matters (continued)

Feedback Incorporated

Over the past few years, the evaluation process has led to a broader scope of topics covered in the Board meetings, improvements in Board process, and changes to Board and committee composition and structure.

This year’s evaluation identified areas for continued focus, including:

•  Board risk oversight, including cybersecurity, data privacy, brand and reputation, and legal and regulatory;

•  Sustainability and climate change;

•  Management, director, and committee succession planning; and

•  Board composition and enhancements to support board effectiveness.

Committees of the Board of Directors; Meetings of the Board of Directors and its Committees

Our Board has established an Audit Committee, a Compensation and Management Development Committee, a Nominating and Corporate Governance Committee and an Investment and Finance Committee. The following table provides the current membership of each of the standing Board committees.

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Investment and Finance Committee

Michael D. Fascitelli(1)

Dallas B. Tanner				Member

Jana Cohen Barbe	Member	Member

Richard D. Bronson		Member	Chairperson

Jeffrey E. Kelter			Member	Chairperson

Joseph D. Margolis		Member		Member

John B. Rhea		Chairperson		Member

J. Heidi Roizen(2)	Member		Member

Janice L. Sears	Chairperson	Member

(1)	Chairperson of the Board.
(2)	Ms. Roizen has not been nominated to stand for reelection at the Annual Meeting.

During the year ended December 31, 2022, the Board held eight meetings, the Audit Committee held seven meetings, the Compensation and Management Development Committee held seven meetings, the Nominating and Corporate Governance Committee held two meetings and the Investment and Finance Committee held four meetings. In 2022, each director attended at least 75% of the meetings of the Board and of the committees on which he or she served as a member during the time in which he or she served as a member of the Board or such committees. All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and our annual meeting of stockholders. We expect all directors to attend any meeting of stockholders, and all of our directors attended the 2022 annual meeting of stockholders.

20	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Audit Committee

Chair:

    Ms. Sears

Additional Committee Members:

    Ms. Barbe

    Ms. Roizen

•  All members are “independent” in accordance with our Audit Committee charter and the applicable NYSE and Exchange Act rules

•  All members are financially literate within the meaning of the NYSE rules

•  Ms. Sears and Ms. Roizen qualify as “audit committee financial experts” as defined by applicable rules of the Securities and Exchange Commission (the “SEC”)

•  Governed by a Board-approved charter

Primary Responsibilities:

•  Assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;

•  Assisting the Board with its oversight of our disclosure controls procedures and our internal control over financial reporting;

•  Engaging the independent registered public accounting firm and assessing its qualifications and independence;

•  Overseeing the performance of our internal audit function and independent registered public accounting firm;

•  Assisting with our compliance with legal and regulatory requirements in connection with the foregoing;

•  Overseeing the receipt, retention and treatment of complaints we receive under the Company’s whistleblower policy;

•  Reviewing related person transactions as required under our Related Person Transactions Policy; and

•  Overseeing our enterprise risk management program, covering exposure to risks facing the Company, including, but not limited to, financial, tax, legal and enterprise risks, and technology and information security risks, including cybersecurity, data privacy, business continuity and disaster recovery.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. See “Proposal 2—Pre-Approval Policy for Services of Independent Registered Public Accounting Firm.” The Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls and auditing matters.

The Audit Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Audit Committee Charter.”

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committees of the Board of Directors; Meetings of the Board of Directors and its Committees—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the U.S.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Janice L. Sears, Chairperson

Jana Cohen Barbe

J. Heidi Roizen

21

The Board of Directors and Certain Governance Matters (continued)

Compensation and Management Development Committee

Chair:

    Mr. Rhea

Additional Committee Members:

    Ms. Barbe

    Mr. Bronson

    Mr. Margolis

    Ms. Sears

•  All members are “independent” in accordance with our Compensation and Management Development Committee charter and the applicable NYSE and Exchange Act rules

•  Governed by a Board-approved charter

Primary Responsibilities:

•  Establishing and reviewing the Company’s overall compensation philosophy;

•  Overseeing the goals, objectives and compensation of our CEO, including evaluating the performance of the CEO in light of those goals;

•  Reviewing and determining the salaries, performance-based incentives, and other matters related to the compensation of our other executive officers;

•  Making recommendations to the Board regarding director compensation;

•  Approving our incentive and equity compensation plans and setting the terms of and making awards thereunder;

•  Assisting the Board in review and consideration of succession plans for our officers, and establishing and evaluating plans and programs for management development;

•  Assisting with our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other laws, as applicable;

•  Considering whether risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company; and

•  Reviewing the Company’s stock ownership guidelines, as well as individual compliance.

For a description of our process for determining compensation, including the role of the Compensation and Management Development Committee’s independent compensation consultant, see “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation and Management Development Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Compensation and Management Development Committee Charter.”

Compensation Committee Interlocks and Insider Participation.

During 2022, our Compensation and Management Development Committee was composed of Mr. Rhea, Ms. Barbe, Mr. Bronson, Mr. Margolis and Ms. Sears. During 2022 and as of the date of this Proxy Statement, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation and Management Development Committee or Board.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

Submitted by the Compensation and Management Development Committee of the Board of Directors:

John B. Rhea, Chairperson

Jana Cohen Barbe

Richard D. Bronson

Joseph D. Margolis

Janice L. Sears

22	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Nominating and Corporate Governance Committee

Chair:

    Mr. Bronson

Additional Committee Members:

    Mr. Kelter

    Ms. Roizen

•  All members are “independent” in accordance with our Nominating and Corporate Governance Committee charter and the applicable NYSE rules

•  Governed by a Board-approved charter

Primary Responsibilities:

•  Developing a set of governance principles applicable to the Company and overseeing the Company’s governance policies;

•  Identifying, reviewing, assessing and making recommendations to the Board as to candidates to serve on the Board and its committees;

•  Considering matters related to director independence and conflicts of interest;

•  Reviewing compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;

•  Recommending those to serve as committee chairpersons;

•  Overseeing the annual evaluation of the Board and management; and

•  Providing oversight with respect to the Company’s environmental, social and related governance (“ESG”) strategy, initiatives and policies, and ESG risks.

The Nominating and Corporate Governance Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Nominating and Corporate Governance Committee Charter.”

Investment and Finance Committee

Chair: Mr. Kelter Additional Committee Members: Mr. Margolis Mr. Rhea Mr. Tanner • Governed by a Board-approved charter

Primary Responsibilities:

•  Overseeing matters related to the Company’s investments in real estate and other assets proposed by management;

•  Overseeing the performance of the Company’s assets;

•  Reviewing the financial and operational performance of investments and joint ventures;

•  Reviewing the Company’s investment and disposition policies, procedures, strategies and programs; and

•  Reviewing the Company’s capital raising and other financing activities.

The Investment and Finance Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Investment and Finance Committee Charter.”

23

The Board of Directors and Certain Governance Matters (continued)

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election. This nomination process occurs as part of the nomination of the slate of directors for election at our annual meeting of stockholders and at times when there is a vacancy on the Board or other need to add a director to the Board.

Current Board Skill Sets and Needs Ensure Board is strong in core competencies and has diversity of expertise, perspective and background.

As part of this nomination process, the Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, diversity and skills of potential candidates for election to the Board and, in considering such candidates, also assesses the size, composition and combined expertise of the Board and the extent to which the candidate would fill a present need on the Board. As the application of these factors involves the exercise of judgment, the Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, but rather takes into account all factors it considers appropriate such as the individual’s relevant career experience, strength of character, judgment, familiarity with the Company’s business and industry, independence of thought, an ability to work collegially, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background, relevant industry experience and technical skills and the size, composition and combined expertise of the existing Board.

The Nominating and Corporate Governance Committee may seek referrals and/or receive recommendations from other members of the Board, management, stockholders and other sources, including third party recommendations. The Committee may also retain a search firm to assist it in identifying candidates to serve as directors of the Company. The Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees for election at the annual meeting, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the director nominees’ biographical information set forth above.

As a general matter, the Nominating and Corporate Governance Committee does not intend to recommend for reelection a director following his or her 75th birthday to ensure that vacancies are created periodically on the Board that allow for new directors with new skills and perspectives. The Committee may grant exceptions to this limit on a case-by-case basis after taking into consideration the facts and circumstances of the request. In connection with its recommendation of a slate of nominees for election at the Annual Meeting, the Committee and the Board considered that Mr. Bronson reached the age of 78 in 2023 and determined that, because of Mr. Bronson’s expertise, valuable business insights and strong commitment to Invitation Homes, an exception to our general practice to not recommend for reelection a director following his or her 75th birthday is warranted.

Furthermore, the Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated two new candidates, Ms. Frances Aldrich Sevilla-Sacasa and Mr. Keith D. Taylor, to further enhance the diversity of backgrounds and expertise in the boardroom.

▼
Candidate Recommendations From independent search firms, stockholders, independent directors, and management.
▼

Nominating and Corporate Governance Committee

Considers exceptional candidates that possess integrity, independent judgement, broad business experience, diversity and a skill set to meet existing or future business needs.

The Committee reviews independence and potential conflicts and recommends selected candidates to the Board.

▼
Board of Directors Evaluates candidates, analyzes independence and other issues, and selects nominees with a commitment to refreshment and diversity.
▼
Stockholders Vote on all director nominees at annual meeting.
▼
Two New Directors Nominated for election in 2023, bringing further diversity and fresh perspectives to the Board.

24	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201. All recommendations for nomination received by the Corporate Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2023 Annual Meeting.”

Our stockholders also possess the right to nominate candidates to the Board through proxy access provisions of our Bylaws. The Bylaws permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years, to include in the Company’s annual meeting proxy materials director nominations for up to 20% of the seats on the Board, subject to the other terms and conditions of the Bylaws. Stockholder requests to include stockholder-nominated directors in proxy materials for the 2024 annual meeting must be received by no earlier than November 7, 2023, and no later than December 7, 2023.

Director Succession Planning and Board and Committee Refreshment

The Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to cultivate a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In keeping with the Committee’s overall strategy for director succession and the appointment of new Board members, the Board has nominated two new independent directors for election at the Annual Meeting.

The Board, upon recommendation from the Nominating and Corporate Governance Committee, annually reviews and determines the composition of the committees. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with the benefits gained from fresh perspectives and enhancing our directors’ understanding of different aspects of our business. As part of our ongoing commitment to proactive Committee refreshment, following the Annual Meeting, the Board will vote to elect the following members to the standing committees (assuming all director nominees are elected). Neither Ms. Sevilla-Sacasa nor Mr. Taylor currently serve on the Board or on any committees of the Board.

Committee Composition Following the Annual Meeting

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Investment and Finance Committee

Michael D. Fascitelli(1)

Dallas B. Tanner				Member

Jana Cohen Barbe	Member		Member

Richard D. Bronson		Member	Chairperson

Jeffrey E. Kelter			Member	Chairperson

Joseph D. Margolis		Member		Member

John B. Rhea		Member		Member

Janice L. Sears	Member	Member

Frances Aldrich Sevilla-Sacasa	Chairperson		Member

Keith D. Taylor	Member	Chairperson

(1)	Chairperson of the Board.

25

The Board of Directors and Certain Governance Matters (continued)

Limitation on Other Board and Audit Committee Service

Serving on the Board requires significant time and attention. Our Corporate Governance Guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on Public Company Board and Committee Service, Including Invitation Homes

All Directors	4 boards

Directors who are chief executives of a publicly-traded company	2 boards

Directors who serve on our Audit Committee	3 audit committees

The Corporate Governance Guidelines provide that prior to accepting an invitation to serve on another board (publicly-traded or private company’s), a director should advise the Chair of the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board. When reviewing such a request, the Committee may consider a number of factors, including the director’s other time commitments, record of attendance at Board and committee meetings, potential conflicts of interest and other legal considerations.

It is also expected that, without specific approval from our Board or the Nominating and Corporate Governance Committee, no executive officer of the Company will serve on more than one outside publicly-traded company board, and no more than two outside boards in total (excluding advisory and nonprofit boards).

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, generally take place at every regular Board meeting. In addition, at least once a year, the independent directors meet in a private session that excludes management and directors who have not been determined independent. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.

Management Development and Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. The Compensation and Management Development Committee regularly meets with our CEO and Executive Vice President, Chief Human Resources Officer and other executives to discuss management succession and development planning and to address potential vacancies in senior leadership. The Compensation and Management Development Committee also annually reviews with the Board succession planning for our CEO.

Corporate Governance Guidelines

We are committed to exercising strong corporate governance practices. Good governance promotes the long-term interests of our stockholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve.

Our governance structure and processes are guided by key governance documents, including our Corporate Governance Guidelines and committee charters, which govern the operation of the Board and its committees in the execution of their responsibilities. Our Corporate Governance Guidelines are reviewed periodically by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, changing regulatory requirements and issues raised by our stockholders, revised accordingly upon recommendation to and approval by our Board.

Our Corporate Governance Guidelines, committee charters, and other corporate governance information are available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents.” Any stockholder may also request them in print, without charge, by contacting the Corporate Secretary of Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201.

26	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and associates, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. Our Code of Conduct is posted on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents.” Our Code of Conduct sets forth our policies and expectations on a number of topics, including, but not limited to, conflicts of interest, compliance with laws, use of our assets, gifts and entertainment, fraud, outside activities, political contributions, bribery, corruption, and business conduct and fair dealing. Our Code of Conduct is a “code of ethics,” as defined by Item 406 of Regulation S-K of the Exchange Act promulgated by the SEC. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K and within the time period required under applicable rules and regulations.

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with the Chairperson of the Board, the chairperson of any of the Audit, Compensation and Management Development, or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to Office of the Chief Legal Officer of the Company, at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Oversight of Risk Management

We face various forms of risk in our business ranging from risks inherent to the single-family rental industry and our business model, such as competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association fees, and insurance costs, poor resident selection and defaults and non-renewals by our residents, among others, to macroeconomic factors beyond our control, including risks related to the potential negative impact of unfavorable global and U.S. economic conditions (including inflation and interest rates), uncertainty in financial markets, geopolitical tensions, natural disasters, climate change, and public health crises. For additional information about the risks to our business and results of operations, see Part I. Item I. “Business—Risk Management” and Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”).

Our Board and management believe that effective risk management involves our entire corporate governance framework. Both our Board and management have key responsibilities in managing risk throughout the Company. Our Board provides overall short, intermediate and long term risk oversight, both directly and through its committees, with management responsible for identifying and assessing the major risks our Company faces and developing the policies and procedures for monitoring and controlling such risks. Our Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, reputation risks, cybersecurity and technology risks, ESG risks, legal and compliance risks, regulatory risks, and operational risks. The Board is supported in its risk oversight function by its Audit Committee (the committee responsible for overseeing our enterprise risk management activities), Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Investment and Finance Committee. Each of these committees regularly meets with and reports to the Board.

Management is responsible for the day-to-day management of risk, including identification and assessment of material risks, implementation of appropriate risk management strategies, based upon the immediacy of the risk assessed, and integration of risk management into our decision-making process. The appropriate committees meet with management to discuss our risks and exposures. Members of the Audit Committee regularly, but not less frequently than semiannually, meet with members of senior management and other key associates who advise the directors on areas of enterprise risk, our top enterprise risks, risk mitigation, response strategies, and any incidents that have arisen. The full Board reviews enterprise risk management program activities annually.

Risk Management and Sustainability

Our Board, through its Nominating and Corporate Governance Committee, is responsible for oversight of our ESG strategy, initiatives, policies, and risk management, including risks related to environmental issues, including climate-related risks and

27

The Board of Directors and Certain Governance Matters (continued)

opportunities and social issues. Sustainability risk areas for our Company include various physical, regulatory, and adaptation/transition risks of climate change and related regulatory policies, investor expectations, and the transition to a lower-carbon economy. Portfolio resilience efforts are a critical component of our enterprise risk management program, which includes business continuity, crisis response, and risk management. The Board is focused on our long-term business strategy, including fostering sustainability-driven innovations, and incorporates our sustainability risks and opportunities into its overall strategic decision-making. Our executive leadership takes a hands-on role in furthering strategy and in ensuring the Company is accurately following and reporting on ESG activities and outcomes. In 2022 we hired professional in-house expertise (Vice President, ESG, and Vice President, Energy) to expand and deepen our approach to ESG matters. Our in-house ESG professionals and a cross-functional task force of associates, led by Vice President, ESG, are responsible for the day-to-day measurement and reporting of our ESG strategy and activities. Our in-house ESG professionals and other members of senior management regularly report to the Nominating and Corporate Governance Committee and the Board on our ESG-related risk areas and initiatives to manage and mitigate these risks and to inform and support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making.

Risk Management and Cybersecurity

Information technology and data security, particularly cybersecurity, are also areas of focus for our Board and its Audit Committee, as our operations are highly dependent upon information systems that support our business processes. Cyber intrusions could seriously compromise our networks and the information stored therein could be accessed, publicly disclosed, misused, lost or stolen. We employ a multi-layered cybersecurity model that leverages risk-based controls with a focus on protecting our residents’ and associates’ data. We follow a cloud-first approach to enable efficient scaling, robust business continuity, access to the latest innovations, and a reduction in our carbon footprint. Security features and services are regularly enhanced to address both emerging threats and evolving privacy laws. We also partner with industry leading third parties for regular security audits. These audits ensure we are always view cybersecurity with a holistic perspective. In the face of ever-changing and increasing cyber threats, our Board is well-positioned to guide management in the development of an effective cybersecurity risk program for our Company. The Board or its Audit Committee meets no less often than semi-annually with senior information technology personnel to discuss recent trends in cyber risks and reviews our strategy to defend our business systems and information against cyber attacks.

We maintain a cybersecurity and information security training and compliance program that includes annual information security training for all associates, as well as additional role-specific information security training. In addition to annual training, we disseminate security awareness articles periodically throughout the year and conduct regular phishing exercises. As a backstop to our strong information security programs, policies and procedures, we purchase a cybersecurity risk insurance policy that would defray the costs of an information security breach, if we were to experience one.

We believe that the systems and processes developed by our experienced executive team, with the strategic counsel and stewardship of our Board, allow us to effectively monitor, manage and ultimately mitigate enterprise risks.

28	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

The table below shows the Board’s and management’s key responsibilities in managing and overseeing risk throughout the Company.

Risk Oversight Responsibilities

Board

•  Oversees development of business strategy and major resource allocation, and overall oversight of business conduct.

•  Provides overall oversight of the risk management process, exercised through its standing committees.

•  On a semi-annual basis, management reports to the Board on top enterprise risks and the steps management has taken to mitigate these risks.

•  Our Executive Vice President and Chief Information and Digital Officer provides regular updates to the Board on technology and cybersecurity.

•  Our Executive Vice President and Chief Legal Officer updates the Board regularly on material legal and regulatory matters.

•  Management also provides regular reports for Board discussion regarding recent business, finance, competitive and other developments impacting the Company.

À ¿	À ¿	À ¿	À ¿

Audit

Committee

Oversees risks related to our enterprise risk management framework and related to:

•   Financial statements, accounting and financial reporting, and internal controls;

•   Compliance with legal and regulatory requirements and ethics program;

•   Performance of internal audit function and effectiveness of internal controls;

•   Corporate risk profile; and

•   Technology, including information security and cybersecurity.

Compensation and
Management

Development Committee

Oversees risks related to human capital management and compensation, including:

•   Workforce diversity, equity, and inclusion

•   Overall compensation policies, practices and philosophy;

•   Incentive and equity- based compensation plans;

•   Regulatory compliance with respect to compensation matters; and

•   Executive succession planning and management development.

Nominating and
Corporate Committee

Oversees risks related to our overall corporate governance, including:

•   Board effectiveness / evaluation of the Board;

•   Board and committee composition, skills tenure and diversity;

•   Director independence;

•   Board succession planning;

•   Regulatory compliance and corporate governance initiatives; and

•   ESG strategy, initiatives and policies and ESG-related risks.

Investment and
Finance Committee

Oversees risks related to asset portfolio, potential acquisitions and divestitures and certain financial matters, including:

•   Investment and financing policies and practices;

•   Capital investments, equity and debt transactions, swaps and hedging transactions; and

•   Finance requirements, plans and strategies.

À ¿	À ¿	À ¿	À ¿

Management

•  Identifies and assesses material risks.

•  Develops and implements appropriate risk management strategies.

•  Integrates risk management into our decision-making process.

•  Ensures that information with respect to material risks is transmitted to senior executives and the Board and its committees, as appropriate.

29

The Board of Directors and Certain Governance Matters (continued)

Environmental, Social, and Governance

As one of the nation’s premier home leasing companies, we have an opportunity to make a profound impact through sustainability initiatives as we seek to embody our values of Unshakeable Integrity, Genuine Care, Continuous Excellence, and Standout Citizenship. Our mission statement, “Together with you, we make a house a home,” reflects our efforts to create an exceptional leasing experience for our residents, a workplace where our associates can thrive, and ESG practices that contribute to a more inclusive, equitable, and sustainable world. We believe that integrating ESG initiatives into our strategic business objectives is part of our long-term success, and we continue to evolve our corporate strategy to meet sustainability and social responsibility commitments.

Integrated Leadership Approach

Through our integrated and ongoing approach to sustainability and corporate responsibility, we seek to drive positive change and create value for our stakeholders. To ensure consistent attention and focus on ESG matters, we employ an integrated approach:

Board of Directors

At Invitation Homes, ESG activities are managed at a functional level across our strategic and operational areas, with executive and Board oversight.

Our Board plays a critical role in understanding how ESG issues affect our business strategy and performance.

À  ¿

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for monitoring, reviewing, and providing oversight with respect to our ESG strategy, initiatives, and policies via periodic updates from management regarding our ESG activities and progress.

À  ¿

Executive Leadership

Our executive leadership takes a hands-on role in creating strategy and in ensuring the Company is accurately following and reporting on activities and outcomes.

À  ¿

ESG Task Force Led by Our Vice President, ESG

Our in-house ESG professionals and a cross-functional task force of associates are responsible for the day-to-day measurement and reporting of our ESG strategy and activities.

The task force consists of associates from these departments:

• Communications & PR • Corporate Strategy • Energy • Finance • Human Resources	• Investor Relations • Legal • Marketing • Operations • Procurement

In 2022, we continued to take action on the priorities identified in a formal ESG materiality assessment conducted in 2021. These efforts have resulted in the following:

•	Hiring professional in-house expertise (Vice President, ESG, and Vice President, Energy) to expand and deepen our approach to ESG matters;

•	Preparing to provide additional climate-related disclosures, including estimates of scope 1 and scope 2 greenhouse gas emissions;

•	Continuing to improve our resident experience;

30	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

•

Advancing our diversity, equity and inclusion (“DE&I”) efforts, including improving our hiring profile, such that during the year ended December 31, 2022, 45% of our new hires were women and 55% were people of color;

•

Focusing on our associates’ well-being, health, and safety and providing regular development opportunities that improve our associates’ capability to succeed in their current roles and achieve career growth to meet their aspirations;

•

Investing in Pathway Homes, a new real estate company that provides unique housing solutions that allow customers to identify and purchase a home, offering them the opportunity to first lease and then, if they chose, buy the home outright at a future date;

•	Entering into a sustainability-linked term loan, with pricing dependent upon the company meeting certain ESG performance targets; and

•	Engaging in a broad range of community and philanthropic activities in our markets, contributing funds nationwide and encouraging our associates to be active in their communities.

Some of these actions and initiatives are more fully described below.

Recognition of our ESG Practices

We routinely seek out and greatly value feedback, and we hold ourselves accountable. To that end, we participate in the GRESB Real Estate Assessment for a third-party evaluation of our ESG performance, and we are the first U.S. REIT to link the pricing of a revolving credit facility to our GRESB score. In 2022, for the second year in a row, we achieved an improvement of over 13% in our sustainability score with GRESB.

Environmental Stewardship

We are committed to sustainability and being a good corporate citizen. We focus on environmental sustainability because we recognize that the operation of our assets, the way our associates manage and conduct our business, and the way our residents use their homes can have a meaningful impact on the environment. While each resident is solely responsible for utility expenses related to energy and water usage, we seek to address environmental impacts within our areas of control and encourage our residents to do the same in their homes.

Protecting the environment and limiting the carbon footprint of our homes is critically important to us. Examples of our environmental initiatives include:

•	Providing ENERGY STAR® certified appliances and energy-efficient materials when feasible;

•	Installing low-flow plumbing fixtures;

•	Installing water-saving landscape designs in some of our arid locations;

•	Replacing HVAC units with models that offer greater efficiency, based on governmental standards for equipment efficiencies;

•

Providing an HVAC air filter home delivery program for our residents that helps prolong the life of our HVAC systems, reduce expenses associated with repairs, minimize downtime associated with system failure, and provide better air quality in the home as well as for the environment;

•

Equipping our homes with remote, programmable smart home technology to help residents run their heating and cooling more efficiently and to allow us to monitor and control home temperatures when a home is vacant;

•	Reducing drive times and number of trips for our repair technicians by optimizing routes, triaging maintenance issues, and utilizing stocked maintenance vehicles;

•	Eliminating paper use among field technicians by utilizing software to electronically receive and process work orders;

•

Promoting our myFlexibility program that allows associates and their leaders to agree upon and implement flexible work schedules, reducing the number of days per week in the office and, thus, commuting time and energy usage;

•	Investing in the Fifth Wall Climate Technology Fund to support companies creating climate-friendly technologies for real estate; and

31

The Board of Directors and Certain Governance Matters (continued)

•	Running a Green Spaces community initiative that brings residents, associates, and partners together to expand conservation efforts in our markets.

Many of these examples are further emphasized in the following programs and initiatives.

Turns and Maintenance

Renovations offer an opportunity to install energy-efficient lights, fixtures, and appliances in our existing portfolio. As an example, we install a variety of low-flow plumbing fixtures saving on water consumption. We also use durable materials such as granite and quartz countertops and luxury vinyl plank flooring, which may reduce the need for future replacement and repair compared to other materials. The carpet products we use are manufactured using recycled plastic bottles as the primary material, diverting millions of plastic bottles from landfills each year. In addition, our mobile maintenance app allows our residents to make camera-enabled maintenance requests, and allows us to diagnose the problem before we arrive and reduce the number of return trips.

ProCare

ProCare service, our proactive property management service platform, includes several touchpoints (a few of which are described in more detail below) over the term of a resident’s lease designed to enhance their satisfaction with our service model, improve the efficiency of our service and our homes’ systems, and ensure that each resident is properly educated regarding the home and their responsibilities. Our ProCare service helps us identify home performance improvement opportunities that can prevent larger issues from occurring later. Through this program, we proactively engage with each home and each resident multiple times annually, ensuring that we can make any repairs and adjustments needed to maintain the home to our standards.

Move-In Orientation

We perform a comprehensive multi-point inspection of each home so it is in optimal condition for our residents when they move in. When a new resident moves into one of our homes, our associates conduct a resident orientation during which we walk through all of the home’s major systems in order to familiarize the resident with their safe and proper operation, from how to change the air filters to how to adjust the thermostat for optimal use, outline what aspects of the home’s upkeep are the resident’s responsibility, and revisit the terms of the lease. This is an opportunity to show residents how to run their systems as efficiently as possible.

Post-Move-In Visit

Once our residents are settled in, we return about 45 days later for a post move-in maintenance visit to make sure everything is working just as it should. This allows us an opportunity to fix any issues before they result in bigger problems. We address any resident concerns, answer questions, and point out opportunities to proactively maintain the home in a resourceful manner. By scheduling a post move-in maintenance visit, we are able to address multiple service requests in a single visit, improving the resident experience by avoiding the inconvenience of multiple service appointments and improving the efficiency and productivity of our in-house property maintenance associates.

Recurring Maintenance Visits

Following the regularly scheduled post move-in maintenance visit described above, our in-house property maintenance associates in each of our markets seek to conduct preventive maintenance visits approximately every six months during the life of a resident’s stay in the home. Such preventive maintenance visits allow us to identify potential safety hazards as well as potential causes of damage that could result in us incurring significant maintenance costs if left unaddressed. We focus on identifying small issues early to prevent bigger problems later.

Smart Home Technology

Our smart home technology is a service that helps our residents manage access to their homes and save on their energy bills. With our smart home features, residents can remotely lock and unlock the front door, control the thermostat, and receive notifications about their home – all virtually.

Our smart home features also allow us to control thermostats in vacant homes, so we can maintain the temperature at a more energy-efficient setting and reduce energy consumption in between leases. If a vendor lowers or raises the temperature while working in a vacant home, the thermostat will reset back to the default schedule every hour to maintain optimum energy efficiency. Further, the smart home front door lock allows prospective residents to self-tour available homes at their convenience while eliminating the need for a leasing agent to commute to the home.

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The Board of Directors and Certain Governance Matters (continued)

Our long-term target is to have all of our homes equipped with smart home functionality. We are installing smart home technology in all newly acquired homes and on all turns of existing homes if the technology is not already in place.

Addressing Climate Change

We recognize that climate change could have a significant impact on our portfolio of homes located in a variety of U.S. markets and that an increase in the number of acute weather events, natural disasters, and other climate-related events could significantly impact our business, operations, and homes. We take a proactive approach to protect our properties against potential risks related to climate change and business interruptions, and we recognize that we must continue to adapt our policies, objectives, and processes to improve the resiliency of our physical properties and our business.

Portfolio resilience efforts are a critical component of our enterprise risk management program, which includes business continuity, crisis response, and risk management. The Audit Committee is responsible for overseeing our enterprise risk management strategy and performance. See “Oversight of Risk Management” above for additional details about our risk management practices. Our ESG Task Force, led by our dedicated Vice President, ESG, also helps coordinate climate-related portfolio resilience efforts.

Our risk management team, in collaboration with other departments throughout the organization, is responsible for disaster preparedness and related business continuity planning and provides updates to our executive team on this matter on a regular basis. We appoint top executives as sponsors to promote the development and implementation of our business continuity plans. Our internal teams are responsible for executing disaster preparedness and response processes and procedures with respect to extreme weather events, public health crises, and security threats. Our processes and procedures for such events are documented and reviewed on a regular basis with teams in each of our markets and corporate headquarters.

In the event of losses related to acute weather events, we maintain insurance policies for all of our properties against natural hazards such as flood, wind, fire, earthquake, and other catastrophic weather events subject to deductibles and co-insurance. Furthermore, our internal risk management team works with multiple third party vendors to enhance our ability to respond quickly and efficiently to various natural disasters and other weather events. These collaborative partnerships allow us to optimize how we respond to resident issues and result in quicker repairs so our residents may continue to safely inhabit their home after a disaster.

In addition, we are an investor in Fifth Wall’s Climate Technology Fund. The Climate Technology Fund invests in technologies that address decarbonization across all stages of and asset classes within the global real estate ecosystem, including materials, construction, operations, and revitalization.

We also agree with the recommendations of the external Task Force for Climate-related Financial Disclosures, and we plan to seek opportunities to implement their recommendations into our reporting in the future.

Social Responsibility

We strive to provide a work environment that attracts, develops, and retains top talent by creating an engaging work experience with opportunities for development. Further, our engagement with residents, community members, vendors, and others helps build strong connections that benefit our communities.

Residents

By offering quality homes in desirable neighborhoods, we believe we give residents the choice to lease a home in a community that may not have otherwise been attainable. We strive to provide our residents with a worry-free leasing lifestyle through service that includes welcoming them with an in-person home orientation at move-in, making their lives easier with our smart home technology and other ancillary service offerings, providing 24/7 maintenance combined with our ProCare property management platform, and surveying residents to ask for feedback that can help us make their experience even better. We have been successful at driving consistently high resident satisfaction by promoting a culture of Genuine Care, including through a formal recognition program and by linking all operational associates’ compensation to resident satisfaction.

Maintaining consistent and transparent communication with our residents is a priority. In the last few years, we have updated resources on our external website to promote transparency, including:

•	A step-by-step guide to our application process, including detailed qualification requirements, for potential residents;

33

The Board of Directors and Certain Governance Matters (continued)

•	A detailed move-out guide to inform residents of the steps to take when moving out of one of our homes, as well as tips on how to receive their full security deposit back; and

•

A detailed list of lease components, such as rent, utility reimbursements, and ancillary services, to build awareness of the service selections residents have made and the charges they are responsible for when they lease a home.

We also believe it is important to listen to our residents, and we take their feedback to heart in our quest to continuously enhance the Genuine Care we provide. We survey residents at each key step in their journey with us, such as at move-in and move-out, and after every maintenance interaction they have with one of our associates or vendors. We use this feedback and other information to hold ourselves accountable, with over 99% of our operational associates having a portion of their compensation tied directly to resident satisfaction survey scores. We also use feedback from surveys and focus groups to help inform new service offerings and enhancements we make to the resident experience. In addition to our website and resident surveys, we engage with our residents through monthly resident newsletters, blog posts, and social media campaigns and contests.

Our all-time company rating of 4.1 on Google and Yelp combined (as of December 31, 2022), our A+ rating with the Better Business Bureau (“BBB”) (as of December 31, 2022), and our BBB accreditation (since January 10, 2022) evidence our commitment to resident satisfaction.

Communities

We value being part of the communities where we do business, and we recognize that the vitality of our business is directly linked to the vitality of the communities in which we operate. We also believe our business has a positive economic impact on the communities in which we operate, through improved neighborhoods that benefit from our home renovations, the value of our local teams living in and contributing to the local economy, and the payment of real estate taxes and purchase of local goods and services

To promote our relationships with local communities, we encourage our associates to be good neighbors in their respective communities by partnering with local organizations to provide support to those in need. We are actively engaged in a broad range of community and philanthropic activities in our markets, contributing funds nationwide and encouraging our associates to be active in their communities by providing each of them 20 hours of paid volunteer time each year. We support our communities in the following ways.

Being a Good Neighbor

We are a long-term investor in each of the markets where we operate. We hire locally, employing 1,511 dedicated full-time associates, as of December 31, 2022, and contracting with thousands of professional service vendors nationwide. We also take good care of our homes. In 2022, we spent approximately $470 million upgrading, improving, and maintaining our homes, which we believe increases the value of surrounding houses and neighborhoods. In 2022, we paid approximately $350 million in state and local taxes; money that was invested back into local programs and services, schools, and more.

Community Engagement

We believe our values of Genuine Care and Standout Citizenship should extend beyond the walls of our offices and drive our desire to be a good neighbor in each of our communities. While we serve under a company wide mantra of “go do good,” much of our community engagement is locally driven. As such, we empower our associates to make an impact in the communities where they live and work through volunteerism and through recommendations for contributions to local charitable organizations. In 2022, our associates volunteered 19,358 hours in their local communities.

Skilled Trades Initiative

Our Invitation to SkillUp program encourages students to pursue high-demand and well-paid jobs in the skilled trades and provides job-readiness training to help close the skills gap and broaden access to career opportunities in fields that directly impact our business. We have partnered with four schools in California, Florida, Washington, and North Carolina, with plans to expand to schools across all 16 of our markets over the next several years. By providing funding to trade schools across our network, we can directly help people learn trade skills. At the same time, we seek to educate business partners and the general public about the skills gap and to shift perceptions about trade careers.

Green Spaces

Our Green Spaces community initiative is dedicated to the development and improvement of outdoor community spaces in our markets. One early result of this initiative is our three-year partnership to maintain, enhance, and expand the Hawes Trail

34	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

System throughout Arizona. We plan to pursue more partnerships like this to continue our investment in the communities where we operate and expand our conservation efforts. We will launch a search for the next community spaces improvement in 2023 through a formal internal grant-making competition among our 16 markets.

Centers for Leadership Excellence

Invitation Homes supports the Centers for Leadership Excellence, a newly established effort designed to increase diversity across the real estate industry. The goal of the program is to connect students, universities and hiring companies in order to create a replicable, scalable model that will encourage diverse students to seek education and a career in real estate.

Talent and Human Capital Management

Our associates are the backbone of our company. Nothing is accomplished without the day-to-day dedication of our invaluable teams. Whether they are a front-line market associate who represents us each and every day with our residents, or a centralized team member who supports the front line and strives to ensure quality and consistency of our work, our associates are our greatest asset. From our focus on associates’ well-being, health, and safety to our support of a DE&I culture, we treat each other fairly and act with honesty, integrity, and respect.

Diversity, Equity, and Inclusion

We believe that diverse, equitable, and inclusive companies make for more innovative, engaged, and happy teams. Our organization celebrates diversity and cultivates a culture of equity and inclusion. As of December 31, 2022, women comprise 43% of all associates and 41% of our manager and above population, and people of color comprise 47% of all associates and 30% of our manager and above population. During the year ended December 31, 2022, 45% of our new hires were women and 55% were people of color. We currently have six active Employee Resource Groups (“ERGs”): Together With Women; The Black Collective; Juntos; GenNEXT; Open Invitation; and Asian Alliance. As of December 31, 2022, 427 associates were members of at least one ERG.

Our CEO is a signatory of the CEO Action for Diversity & Inclusion initiative and personally pledged to continue to advance DE&I within our workplace. The scope of this pledge supports equity for all, including ethnically or racially diverse persons, the LGBTQIA community, people with different abilities, veterans, and women.

Our DE&I philosophy contributes to our overall business strategy and serves as a catalyst for retaining our associates, recruiting diverse talent, and building beneficial business relationships with key stakeholders. This business approach is expected to help increase our workforce diversity, retain and upskill our talent, and enhance our company’s culture. We expect this to position us as an employer of choice and one of the nation’s leading home leasing companies. In 2022, we were recognized for our commitment to DE&I through several external awards: Best Company for Diversity and Best CEO for Diversity by Comparably; and Top Rated CEO for Gender Diversity and Best Company by Fairygodboss.

35

The Board of Directors and Certain Governance Matters (continued)

Associate Development and Engagement

We value feedback from our associates, and we maintain a continuous listening associate survey tool, Our Family. Your Voice. We continue to achieve high participation by our associates, with 80% of our associates sharing feedback at least once in 2022. This tool provides managers with actionable feedback on several key engagement dimensions. We believe meaningful actions based on associate feedback provided by the surveys have resulted, and will continue to result, in ongoing high engagement with our associates as evidenced by our strong associate Net Promoter Score of 60 at the end of 2022, compared to a benchmark of 33. In 2022, our focus on engagement led to recognition by Comparably for Best Company Culture, Best Company — Dallas, and Best Company Happiness.

We recognize the value of providing regular development opportunities for our associates that improve their capability to succeed in their current roles and achieve career growth to meet their aspirations. In 2022, we launched Growing People for Success, a fully integrated talent cycle that incorporates our performance and feedback process, career growth and development, and leadership behaviors model. We also conduct an annual mandatory compliance training campaign and offer a robust catalog of online learning and development videos designed to help associates build their skills. We were recognized by LinkedIn in 2022 with a Top Companies in Real Estate award, ranking #8 in companies offering real estate career growth.

We are committed to accelerating the development of our leaders through various programs such as “Leadership Essentials,” a program designed to build capable and confident leaders that can lead and inspire a diverse workforce in an ever-changing environment. In 2022, we launched an immersive six-month leadership development program for 25 emerging leaders. Additionally, we designed and piloted a leadership assessment and development program, aimed at creating a science-based approach to identifying, growing, and retaining our top talent. Lastly, we brought 150 of our leaders together in 2022 to focus on leadership development, building trust, and alignment with key Invitation Homes priorities. This commitment to leadership development resulted in Invitation Homes being recognized by Comparably in 2022 as having Best Company Leadership.

Associate Compensation and Benefits; Workplace Safety

We believe that competitive compensation and benefits are key drivers of associate attraction, retention, motivation, and engagement. Our compensation and benefits programs for full-time associates include the following:

WELL-BEING	FINANCIAL	LIFE
• Health, vision, and dental insurance • HSA and FSA offerings • Online well-being resources • Immunizations • Employee Assistance Program • Weight loss program • Smoking cessation program

•  Competitive compensation

•  Short-term incentive plan (annual bonus)

•  Pre-tax contributions to eligible savings accounts

•  401(k) match up to 4% of base pay, and immediate vesting

•  Paid short-term and long-term disability and life insurance

•  Paid bonding leave

•  Maternity and fertility benefits

•  Surrogacy and adoption benefits

•  Discounts program

•  Generous paid time off and holidays

•  Paid volunteer time

•  Flexible work program (for office-based associates)

Compensation is one component of our Total Value offering for Invitation Homes associates, and we strive to compensate associates fairly and consistently based on market rates for their roles, experience, and how they perform. As such, in 2022 a pay equity review was conducted by a third-party consultant with oversight by our human resources team. Our results show that we have 100% pay equity in salary for women and men, and compensation received by people of color is, on average, 99% of that received by peers who are not people of color in comparable positions. We intend to continue monitoring our pay equity practices on an ongoing basis and consider pay equity dynamics when promoting internally and hiring externally. Achieving and sustaining pay equity is a key focus for us.

Another component of our Total Value offering for associates is our holistic wellness program, which is designed to enhance mental, physical, and financial wellbeing. We also offer a myFlexibility program under which many of our office-based associates have shifted to hybrid work schedules. Health and safety programs and processes are also vitally important to the wellbeing of our associates, and we conduct monthly safety training for our maintenance associates and a regular driving safety training for our fleet drivers. We continue to enhance and improve health and safety processes, and we review and monitor our performance monthly to reduce on-the-job injuries. Our goal is to reduce Occupational Safety and Health Administration recordable incidents each year.

36	2023 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Governance and Ethical Business Practices

We strive every day to ensure that our actions result in value for the individuals and organizations that have chosen to invest in our Company, and we take that responsibility very seriously. We believe that ethical business practices and good governance promote the long-term interests of our stockholders, strengthen Board of Directors and management accountability, and improve our standing as a trusted member of the communities we serve.

Culture of Integrity and Ethical Values

We believe it is critically important to maintain a corporate culture that demands integrity and reflects our ethical values. We are committed to operating at the highest ethical level and serving as a responsible fiduciary for our stockholders. Everyone who works at or with Invitation Homes should feel confident about our high ethical standards, our honesty, and our integrity. Our daily decisions are driven by our Code of Conduct, which demonstrates our commitment to be a responsible corporate citizen and a good business partner. The Code of Conduct helps guide us as we collaborate to accomplish our goals together, while holding ourselves individually responsible for our work and accountable for our actions.

Guiding Policies

We have adopted business and workplace policies that apply to our directors, officers, associates, and vendors, aimed at creating a culture that aligns with our core values and high ethical standards and complies with applicable laws, rules, and regulations. Among other things, these policies encompass areas of community and associate engagement, DE&I, human rights, corporate governance and ethics, and environmental initiatives. These policies are posted on our website at www.InvitationHomes.com/ESG-Policies.

Our Code of Conduct is supported by associate conduct policies and programs and reinforced through regular associate training. In our daily interactions with residents, fellow associates, vendors, suppliers, and other stakeholders, honesty and integrity are essential. These tenets are articulated in our Code of Conduct, including policies on conflicts of interest, gifts and entertainment, fraud, sanctions, outside activities, political contributions, and bribery and corruption. Any associate who violates the requirements of the Code of Conduct, or any of our other policies, is subject to disciplinary action up to and including termination. See “The Board of Directors and Certain Governance Matters—Code of Business Conduct and Ethics” for more information about our Code of Conduct.

Disclosure Committee

We have a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our current and periodic filings with the SEC. This Committee is composed of members of senior management and is co-chaired by our Executive Vice President, Chief Financial Officer and Treasurer, and Senior Vice President, Associate General Counsel.

Reporting Violations and Whistleblower Protection

Our confidential compliance hotline is a critical part of our ethics and compliance program. The hotline is available 24 hours a day, 365 days a year and is operated by a third party compliance management provider, enabling automated and anonymous reporting. We have implemented a “whistleblower” policy that allows our associates to file reports regarding any impropriety on a confidential and anonymous basis and establishes comprehensive procedures for the receipt, retention, investigation, and treatment of reports. The reports are reviewed with our Audit Committee at meetings throughout the year. Our Code of Conduct provides that “neither our company, nor any director, officer, employee, contractor, subcontractor, or agent of the company will, directly or indirectly, discharge, demote, suspend, threaten, harass, or in any manner discriminate or retaliate against any person who, in good faith, makes a report or assists in investigating a report.”

Vendor Practices

We expect the same high standards of those who work with us and represent us, and our Vendor Code of Conduct is an extension of our values to our vendors and serves to highlight our commitment to ethical business practices, safe labor conditions, respect for human rights, environmental stewardship, and regulatory compliance. Vendors of Invitation Homes and their representatives are expected to conduct their business interactions and activities with integrity and in accordance with their obligations under their agreements with us and to adhere to the business practices set forth in the Vendor Code of Conduct.

37

COMPENSATION OF DIRECTORS

Our non-employee directors are entitled to receive cash compensation, as well as equity compensation in the form of restricted stock units (“RSUs”), for their Board service. Mr. Tanner, our CEO, receives no compensation for serving on our Board.

Highlights of Our Non-Employee Director Compensation Program

No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.	✓

Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stakeholders.	✓

Recognition of Special Roles: Special roles, such as Committee chairpersons, are recognized for their additional time commitments.	✓

Annual Equity Grants: Equity awards are granted annually with a fixed value and one-year vesting schedule, providing alignment with stockholders’ interests.	✓

Robust Stock Ownership Guidelines: A guideline of five times the annual Board membership cash retainer supports alignment with stakeholders’ interests and mitigates potential compensation-related risk.

✓

No Perquisites and No Related Tax Gross-Ups.	✓

2022 Annual Director Compensation Program

In 2022, our non-employee directors received annual compensation, as follows:

•	an annual cash retainer of $80,000, and $230,000 in the case of the Board Chairperson;

•

an additional cash retainer of $20,000 for those serving as Chairpersons of the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Investment and Finance Committee; and

•

an equity award of $170,000, in the form of time vesting RSUs, granted on the date of the annual stockholders meeting, which will vest in full on the date of our next annual meeting of stockholders following the grant date, subject to the director’s continued service on such vesting date, and will be in respect of a number of shares equal to the award amount divided by the closing price of our common stock on the NYSE on the grant date.

(1)	$20,000 Additional Annual Cash Retainers for Committee Chairpersons.

All RSUs granted to directors entitle the director to dividend equivalent payments in respect of the director’s RSUs, whether his or her RSUs are unvested or vested and not yet settled. The dividend equivalents are deliverable to the director on the regular payment date that such dividends are made to the Company’s stockholders and in the same form as delivered to such stockholders whether in cash or common stock. To date, all dividends declared on the Company’s common stock were paid in cash. In addition, our directors are not paid any fees for attending meetings; however, each director is reimbursed for reasonable travel and related expenses associated with his or her attendance at Board or committee meetings.

Our Compensation and Management Development Committee is responsible for reviewing and advising on the compensation of our non-employee directors. To assist with this duty, they have engaged an independent compensation consultant,

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Compensation of Directors (continued)

Ferguson Partners Consulting (“FPC”), to perform periodic reviews of our non-employee director compensation program, which includes an analysis of market trends and best practices and a comparison versus our peer group companies. The compensation program for our non-employee directors was last revised in May 2021, upon recommendation of the Compensation and Management Development Committee in consultation with FPC.

Our non-employee directors who receive compensation for their service on the Board are also subject to a stock ownership policy, as described below under “Executive Compensation—Compensation Discussion and Analysis.”

Director Compensation Table for Fiscal 2022

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Michael D. Fascitelli	$230,000	$170,026	$400,026

Jana Cohen Barbe	$ 80,000	$170,026	$250,026

Richard D. Bronson	$100,000	$170,026	$270,026

Jeffrey E. Kelter	$100,000	$170,026	$270,026

Joseph D. Margolis	$ 80,000	$170,026	$250,026

John B. Rhea	$100,000	$170,026	$270,026

J. Heidi Roizen	$ 80,000	$170,026	$250,026

Janice L. Sears	$100,000	$170,026	$270,026

(1)

Amount represents the aggregate grant date fair value of the directors’ annual RSU awards granted in 2022 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2022 Form 10-K. In accordance with the SEC’s rules, dividend equivalents that accrued on equity awards in 2022 are not reported above, because dividends were factored into the grant date fair value of these awards.

(2)	As of December 31, 2022, each non-employee director held 4,614 unvested RSUs, representing each director’s 2022 annual RSU award.

39

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2023. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will also have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of our 2022 consolidated financial statements, we entered into an agreement with Deloitte, which sets forth the terms by which Deloitte performed audit services for the Company. The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2022 and 2021, and for fees billed for other services rendered by Deloitte during those periods.

($ in thousands)	2022	2021

Audit fees(1)	$1,719	$1,604

Audit-related fees(2)	301	375

Tax fees(3)	186	354

All other(4)	—	73

Total	$2,206	$2,406

(1)

Includes the aggregate audit fees recognized in each of the last two fiscal years for professional services rendered for the audits of the Company’s annual consolidated financial statements and the reviews of quarterly condensed consolidated financial statements.

(2)

Includes audit-related fees recognized in each of the last two fiscal years for professional services rendered in connection with (1) the audits of joint ventures for which we are the managing member and (2) review of prospectus information filed with the SEC related to our common stock and debt offerings and ongoing maintenance of our at-the-market equity offering program.

(3)	Includes the aggregate tax fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	Includes fees recognized in 2021 for professional services rendered for a fraud risk assessment.

All of the services covered under the captions “Audit fees,” “Audit-related fees,” “Tax fees,” and “All other” were pre-approved by the Audit Committee. We paid no fees to Deloitte in 2022 or 2021 other than the Audit fees, Audit-related fees, Tax fees, and All other set forth in the table above. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to its approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, except where services may be pre-approved under authority delegated by the Audit Committee, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee has delegated to its Chairperson the authority to review and pre-approve any such services between the Audit Committee’s regular meetings, and any such pre-approval will be subsequently considered and ratified by the Audit Committee at its next regularly scheduled meeting.

40	2023 Proxy Statement

Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers.

  DALLAS B. TANNER

Title: Chief Executive Officer

Age: 42

Mr. Tanner has served as our CEO and a Board member since January 2019. As a founding member of our Company’s business, Mr. Tanner was at the forefront of creating the single-family rental industry. He initially served as Executive Vice President and Chief Investment Officer from the Company’s founding in April 2012 until January 2019, as well as Interim President from August 2018 to January 2019, and as President and CEO from January 2019 to February 2023. Prior to the initial public offering of the Company in February 2017, he served on the boards of the Company’s predecessor entities. Mr. Tanner has 20 years of real estate experience through the establishment of numerous real estate platforms. In 2005, he founded Treehouse Group, for which he privately sourced funds for platform investments, including single-family homes, multifamily properties, manufactured housing, residential land, bridge financing and property management. In addition, he was a partner in a successful acquisition of First Scottsdale Bank of Arizona. Mr. Tanner currently serves as a board member of Roots Management, a manufactured housing platform with 40,000+ homes that operates in 22 states. He also is a member of the HOPE Global Board of Advisors, the Policy Advisory Board of the Harvard Joint Center for Housing Studies, Arizona State University Real Estate Advisory Board, and the Real Estate Roundtable. He is actively involved in American Indian Services and served as a missionary in the Netherlands and Belgium.

  CHARLES D. YOUNG

Title: President and Chief Operating Officer

Age: 54

Mr. Young has served as our President and Chief Operating Officer since March 2023. Previously, Mr. Young served as Executive Vice President and Chief Operating Officer of Invitation Homes since November 2017. From March 2015 until we completed the merger with SWH, Mr. Young served as the Chief Operating Officer of SWH and, from June 2013 to March 2015 was Senior Vice President—West Division of SWAY Management LLC, SWH’s previous external manager. Mr. Young was previously the Regional Vice President, Eastern Region of Waypoint Real Estate Group HoldCo, LLC (the “Waypoint Manager”), a company he joined in 2012. Prior to joining the Waypoint Manager, Mr. Young was Executive Vice President at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities. Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Development Investment Banking Division, focusing on mergers and acquisitions. Mr. Young also created and managed two entrepreneurial ventures. He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league. He is a member of the Floor and Décor Board of Directors, where he serves on the nominating and corporate governance committee, and a member of the Stanford Board of Trustees, where he serves on the committee on trusteeship, the committee on land and buildings and the committee on athletics.

42	2023 Proxy Statement

Executive Officers of the Company (continued)

  ERNEST M. FREEDMAN

Title: Executive Vice President, Chief Financial Officer and Treasurer

Age: 52

Mr. Freedman has served as our Executive Vice President, Chief Financial Officer and Treasurer since October 2015. Mr. Freedman previously served as Executive Vice President and Chief Financial Officer of Apartment Investment and Management Company (“Aimco”) from 2009 to 2015. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and served as Senior Vice President of Finance from February 2009 to November 2009, where he was responsible for financial planning, tax, accounting, and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. He is a member of the board of directors of CA Student Living, a student housing developer and investment management company, where he serves as the Chair of the audit committee and a member of the compensation committee. Mr. Freedman is a certified public accountant.

  MARK A. SOLLS

Title: Executive Vice President, Chief Legal Officer and Secretary

Age: 66

Mr. Solls has served as our Executive Vice President, Chief Legal Officer and Secretary since August 2015. Mr. Solls previously served as Senior Vice President and General Counsel of DentalOne Partners, Inc., a dental service management organization, from August 2012 to July 2015. From April 2011 to July 2012, Mr. Solls served as a Legal Consultant to Susan G. Komen for the Cure Breast Cancer Foundation. Mr. Solls served as Executive Vice President and General Counsel of Concentra Inc., a healthcare management company, from August 2006 to January 2011. From September 2002 to May 2006, Mr. Solls served as Executive Vice President and General Counsel for Wyndham International, Inc., a leading hotel company. From 1998 to 2002, Mr. Solls served as Vice President and General Counsel of DalTile International Inc., a leading manufacturer and distributor of ceramic tile.

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EXECUTIVE COMPENSATION—

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides an overview of compensation and discusses compensation policies and programs for the following executive officers of the Company (our named executive offices, each an “NEO” and, collectively, the “NEOs”):

•	Dallas B. Tanner, our CEO;

•	Charles D. Young, our President and Chief Operating Officer;

•	Ernest M. Freedman, our Executive Vice President, Chief Financial Officer and Treasurer; and

•	Mark A. Solls, our Executive Vice President, Chief Legal Officer and Secretary.

On January 30, 2023, we announced that Ernest M. Freedman provided notice of his resignation as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of June 1, 2023. The Board appointed Jonathan S. Olsen, our current Executive Vice President, Corporate Strategy & Finance, as the Company’s new Executive Vice President, Chief Financial Officer and Treasurer effective as of June 1, 2023.

Executive Summary

Our vision is to be the premier choice in home leasing by continuously enhancing our residents’ living experience, and continuing to make significant contributions to economic growth, job creation and the vitality of the local communities we serve. In 2022, we continued to build our portfolio to meet the growing demand for single-family rental homes. Alongside the positive impact we made with residents and communities, we delivered strong financial results for our stockholders. In successfully executing our business strategy and increasing dividends over time, we continue to achieve strong total shareholder returns (“TSR”).

(1)

TSR represents growth in the value of an investment in the Company’s shares of common stock due to share price appreciation or depreciation and dividends paid, assuming the contemporaneous reinvestment of dividends on their ex-dividend dates. Data is for the period from January 1, 2018 through December 31, 2022.

The overarching goal of our executive compensation program is to motivate our leaders to achieve our key strategic priorities and focus on long-term value creation for our stockholders. Our executive compensation program is designed to reward for financial performance and specific business results, mitigate material risks and align with stockholder interests by having a

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Executive Compensation—Compensation Discussion and Analysis (continued)

significant portion composed of long-term equity-based awards. We set pay levels commensurate with performance and the need to attract and retain high quality talent, and we consider many factors in setting executive compensation, including the advice of the Compensation and Management Development Committee’s consultant, level of pay relative to the Company’s other executives, competitive market data and Company and individual performance and results.

As part of determining executive compensation, the Compensation and Management Development Committee reviews our goal-setting processes to ensure targets are rigorous, yet attainable, thereby incentivizing performance. In determining 2022 executive compensation, the Committee considered a balanced mix of metrics for our annual and long-term incentive plans to measure the Company’s performance, our progress against strategic priorities, as well as individual executive performance.

2022 Performance Highlights

$0.63 On a Generally Accepted Accounting Principles (“GAAP”) basis, net income per diluted common share. $1.41(1) Adjusted Funds from Operation (“AFFO”) per share, up 10.2% year-over-year.	46.6% On a GAAP basis, net income available to common stockholders growth year-over-year. 9.1%(2)(3) Same Store NOI Growth year-over-year.

13.3% Increase in our sustainability scoring year-over-year by GRESB, the global ESG benchmark for real estate.	$68.7 million Amount of rental assistance we helped our residents obtain during 2022.

$1.1 billion Total wholly owned and joint venture acquisitions.	2,370 Homes Number of new homes we are under contract and expect to purchase from our homebuilder partners over the next several years.

$1.33 billion of unsecured debt issued primarily to refinance secured debt, reducing secured debt / gross tangible assets from 16.3% at December 31, 2021 to 9.4% at December 31, 2022 (4).	29.4% Increase in our quarterly cash dividend, from $0.17 per common share per quarter in 2021 to $0.22 per common share per quarter in 2022.

97.7% Same Store average occupancy for fiscal year 2022, driven by year-over-year reduction in Same Store turnover rate from 23.1% to 21.9%.	Investment-Grade Rated Maintained three investment grade ratings and reduced net debt / annualized Adjusted EBITDAre(5) from 6.2x at December 31, 2021 to 5.7x at December 31, 2022.

(1)

See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2022 Form 10-K for the reconciliation of AFFO to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

(2)

Same Store NOI Growth is defined as the percentage year-over-year change in Net Operating Income (“NOI”) from our Same Store portfolio where NOI is calculated as described in our 2022 Form 10-K under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures.” See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2022 Form 10-K for the reconciliation of Same Store NOI to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

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Executive Compensation—Compensation Discussion and Analysis (continued)

(3)	“Same Store” is defined in our 2022 Form 10-K under “Defined Terms.”
(4)

Secured debt / gross tangible assets represents (i) the gross balance of secured debt, divided by (ii) total assets, less goodwill, gross of accumulated depreciation of investments in single-family rental properties.

(5)

See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2022 Form 10-K for the reconciliation of Adjusted EBITDAre to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

Strong Compensation Governance

We maintain strong governance standards in the oversight of our executive compensation programs. The Compensation and Management Development Committee oversees the executive compensation program and evaluates the program against competitive practices, legal and regulatory development and corporate governance trends. The Committee has incorporated the following market-leading governance features into our program.

What We Do

Pay-for-Performance: The majority of our executive compensation is performance-based and at-risk, tied to rigorous absolute and relative performance goals.	✔

Annual Say-on-Pay Vote: We conduct a stockholder advisory vote on executive compensation annually.	✔

Recoupment Policies: We have a clawback policy for long-term incentive awards to allow the Company to seek reimbursement from our senior executives.	✔

Short-Term and Long-Term Incentives: Our annual and long-term incentive plans provide a balance of incentives and include complementary metrics to measure the Company’s performance and align with ESG metrics.

✔

Capped Incentive Awards: Payouts under our annual and long-term incentive plans are capped at 200% of target.	✔

Independent Compensation Consultant: Our Compensation and Management Development Committee engages an independent compensation consultant that does not provide any other consulting or other services to the Company.

✔

Robust Stock Ownership Guidelines: To further align the interests of management with our stakeholders, we have stock ownership guidelines that require our executive officers to hold a significant multiple of their annual base salary in equity.

✔

What We Don’t Do

Employment Agreements: Employment of our executive officers is “at will”; we do not enter into employment agreements or individual change in control agreements.	✘

Compensation Risks: We do not encourage excessive risk taking (we conduct annual formal enterprise risk assessments).	✘

Hedging and Pledging: We prohibit hedging and restrict pledging or borrowing against Company stock.	✘

Excise Tax Gross-Ups. We do not authorize excise tax gross-ups.	✘

2022 Advisory Vote on Executive Compensation

We actively engage with our stockholders, seek their input and address questions and concerns. We maintain an open line of communication with investors on our compensation philosophy and practices and have consistently received say-on-pay support from our stockholders. The 2022 annual vote on an advisory resolution to approve the compensation of our NEOs passed with over 90% of the votes in favor. Our Compensation and Management Development Committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, we continued our general approach to compensation for 2023, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our executives. The Committee will continue to review the annual stockholder votes on our executive compensation and determine whether to consider any changes in light of the results.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Executive Compensation Objectives and Philosophy

Our pay-for-performance compensation philosophy is set by the Compensation and Management Development Committee. Our goal is to provide compensation and incentives designed to attract and retain key executives with the qualifications to manage and lead the Company as well as to motivate them to develop professionally, contribute to the achievement of our financial goals and ultimately create and grow our equity value. Our compensation philosophy aligns our executives with our growth objectives via equity compensation and annual incentive compensation, the value of which is driven by our performance over the long and short term, respectively. All of our NEOs maintain a significant equity stake in the Company.

To achieve these objectives, we provide executive pay programs that:

•	Deliver competitive levels of compensation to attract, retain and motivate highly qualified executives;

•	Foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of long-term incentive awards;

•	Emphasize performance-based compensation contingent upon achieving financial and business area performance goals; and

•	Promote our core values: Unshakeable Integrity; Genuine Care; Continuous Excellence; and Standout Citizenship.

When designing the Company’s executive compensation plans and making individual compensation decisions, the Compensation and Management Development Committee considers several key principles:

•	Cultivate long-term value creation without taking unnecessary risks;

•	Combine both short- and long-term compensation to promote retention and create a pay-for-performance environment;

•	Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements; and

•	Motivate and reward for successfully executing our business strategies, including our ESG goals.

Determination of Compensation

Independent Review and Approval of Executive Compensation

The Compensation and Management Development Committee oversees and approves key aspects of executive compensation, including salaries, corporate goals and individual objectives, payouts under the annual cash incentive plan, and the size and structure of long-term incentive awards for our NEOs. The Committee approves objectives designed to align executive pay with Company performance and stockholder interests and also seeks to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk.

The Compensation and Management Development Committee does not delegate any substantive responsibility related to the compensation of NEOs and exercises its independent judgment when approving executive compensation. No member of the Committee is a former or current officer of the Company or any of its subsidiaries. They are all independent under current NYSE listing standards and for purposes of Section 10C(b) of the Exchange Act.

The Compensation and Management Development Committee considers the aggregate amount and mix of all components of compensation when considering compensation decisions affecting the CEO and other NEOs. The Committee considers many factors, including the advice of its independent compensation consultant, competitive market data, level of pay relative to the Company’s other executives, and the alignment of the Company’s total pay opportunity and pay outcomes with performance.

The Compensation and Management Development Committee conducts an annual evaluation process of the CEO. The Committee determines and approves the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the CEO. The CEO does not have a role in and is not present during discussions regarding his own compensation. The CEO traditionally has a role in setting the compensation for other NEOs by providing recommendations to the Committee. The Committee has the discretion to accept, reject or modify the CEO’s recommendations.

The Role of the Compensation and Management Development Committee’s Independent Consultant

The Compensation and Management Development Committee has sole authority under its charter to retain advisors and consultants as it deems appropriate. The Committee has retained FPC, a nationally recognized leader in advising public REITs on executive compensation and related matters, as its compensation consultant.

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Executive Compensation—Compensation Discussion and Analysis (continued)

FPC attends Compensation and Management Development Committee meetings, reviews compensation data with the Committee and participates in general discussions regarding executive compensation issues. FPC reports to the Committee, and only at the Committee’s direction, will work with management to develop materials and analyses essential to Committee’s executive compensation evaluations and determination. Such materials include competitive market assessments. FPC regularly participates in executive sessions with the Committee (without any of the Company’s personnel or executives present) to discuss compensation matters.

During 2022, Ferguson Partners L.P., an affiliate of FPC, was retained by the Company to provide a variety of recruitment services for management and Board positions that, among other things, resulted in the nomination of the two new members of our Board to stand for election at the Annual Meeting. The $341,700 of Ferguson Partners L.P.’s fees for these recruitment services in the calendar year 2022, when combined with $129,000, the amount of fees received by FPC from the Company for compensation consulting services, represent less than 2% of the aggregate revenues of FPC and its affiliates for calendar year 2022. None of our Board members were involved in the engagement by the Company of Ferguson Partners L.P. The decision to engage Ferguson Partners L.P. was made by management in the case of management positions’ search services and the Nominating and Corporate Governance Committee in the case of director search services.

The Compensation and Management Development Committee assessed the independence of FPC in accordance with the applicable rules of the SEC and the NYSE. After considering the foregoing, and other relevant factors, the Committee determined that it was appropriate to engage FPC as its compensation consultant and that the work performed by FPC does not raise any conflicts of interest.

Use of Peer Data

We are always competing for the best talent in the marketplace which is not just limited to other public REITs, but also, private single family rental companies, real estate private equity and real estate fintech companies. The Compensation and Management Development Committee regularly reviews market data and pay practices and ranges of our “peer” companies to ensure that we continue to offer a relevant and competitive executive pay program each year. As previously mentioned, while our benchmarking analyses focus on other public REITs, we compete for talent with many types of private single family rental companies, real estate private equity, and real estate fintech firms, among others, and are mindful of the design and opportunities across compensation programs that exist at other organizations. The Committee believes this allows the Company to successfully attract and retain the high-quality executive talent critical to the Company’s long-term success.

The Compensation and Management Development Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group, consisting of other publicly traded REITs, based on data compiled by FPC. Consistent with the objectives of the Company’s executive compensation program, the Committee compares executive officer compensation against these peer companies to ensure that the Company attracts and retains highly qualified executive officers by providing a total executive compensation package that is competitive with those provided by the Company’s peers. FPC assists the Compensation and Management Development Committee in selecting the Company’s peer group.

Guiding Factors for Selecting Our Peers

Public Single-Family Rental Focus

While there is only one U.S. based public single family rental focused REIT of comparable size to us (American Homes 4 Rent), the Compensation and Management Development Committee selected other companies to create sufficiently robust data for our compensation peer group.

Ownership Structure and Business Model	Companies organized as publicly traded REITs and companies with similar business models.

Size and Scope

Companies which are similar in size (with a focus on residential operations), with the primary measure being equity market capitalization (between 0.5x-2.0x of our total market capitalization and such that we rank near the median of the peer group) and number of properties and breadth of portfolio.

Operational Intensity and Complexity

Companies with a similar complexity of diverse business activities and geographic reach or companies engaged in transactions of a similar complex nature, such as development activities and joint ventures.

Index	Companies classified within the FTSE Nareit Residential Index, as well as relative weighting within the Index.

Other Considerations	Companies we compete with for investors, or which key analysts and proxy advisory firms name as a peer and which cite us as a peer.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Based on all of the foregoing factors, FPC recommended the removal of American Investment and Management Company given they spun off most of their income producing properties in 2021, creating Apartment Income REIT (AIRC), thereby they fell below the size parameters that are used to select our peers. Apartment Investment and Management Company has since dropped out of the S&P 500 and we have since been added to the S&P 500. FPC recommended the addition of SBA Communications Corporation to the peer group. SBA Communications Corporation is another S&P 500 REIT that is a specialty/niche asset class within the REIT industry with a broad portfolio of properties and an appropriate size in terms of number of employees and capitalization. The Compensation and Management Development Committee approved the following peer group of REITs for competitive analyses of compensation that informed decisions on pay opportunities for our NEOs.

Peer Company Name	Asset Focus

American Homes 4 Rent	Single-Family Rental

AvalonBay Communities, Inc.	Multifamily

Boston Properties, Inc.	Office

Camden Property Trust	Multifamily

Digital Realty Trust, Inc.	Specialty

Equity Residential	Multifamily

Essex Property Trust, Inc.	Multifamily

Extra Space Storage Inc.	Self-Storage

Healthpeak Properties, Inc.	Health Care

Mid-America Apartment Communities, Inc.	Multifamily

Realty Income Corporation	Diversified

Regency Centers Corporation	Shopping Center

SBA Communications Corporation	Communications

Sun Communities, Inc.	Manufactured Housing

UDR, Inc.	Multifamily

49

Executive Compensation—Compensation Discussion and Analysis (continued)

In 2022, the Compensation and Management Development Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the NEOs. This data consisted of base salary, annual cash incentives, and equity award information (the latter two components on an actual and target basis), paid by each of the peer companies based on public filings as well as FPC’s proprietary database, which also includes data from the Nareit Compensation Survey (which FPC conducts). FPC’s analysis concluded that the peer companies generally have compensation programs comparable to ours, with annual bonuses typically in the form of cash and long-term compensation typically in the form of both performance vesting and time vesting equity awards. The Committee generally uses the market data provided by the peer group as one of several reference points useful for determining the form and amount of compensation; however, the Committee does not specifically target a percentile for benchmarking purposes and actual compensation paid. The Committee expects to review the peer group annually and make changes as warranted and deemed appropriate. The below total capitalization data is as of December 31, 2022.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company, supporting strategic and operational objectives, and incentivizing management to achieve those objectives.

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Executive Compensation—Compensation Discussion and Analysis (continued)

For 2022, the compensation framework had three main compensation program elements that assessed performance across a variety of goals and measured performance across an annual and multi-year performance period while preserving a substantial emphasis on performance-based pay. The performance-based components include a threshold, target and maximum opportunity for the annual cash incentive award and the performance vesting RSUs. The table below contains a design overview of the 2022 executive compensation program (excluding equity awards under our 2022 Outperformance Program, as defined below).

Element	Form	Purpose	Weighting and Metrics

Base Salary	Fixed Cash	To provide market-competitive levels of fixed pay to attract and retain executives.	Fixed rate of pay utilized to attract and retain executives.

Annual Cash Incentive	Performance-Based Cash	To motivate and reward the achievement of annual financial and other performance goals.

90% Corporate financial objectives (including AFFO per share, Same Store Core Revenue Growth year-over-year, and Net Investment Growth)(1), and defined strategic priorities (including an expansion of growth channels and exploring alternative sources of capital and expansion of market footprint, continued development of our ESG and climate strategy and enhanced transparency to external stakeholders, targeted external stakeholder engagement to build awareness and understanding of our business and industry, and further technology enablement and improvement for residents and associates).

10% Individual performance.

Long-Term Incentive Award	Performance Vesting RSUs	To motivate and reward long-term company performance that maximizes stockholder value and retain executives.

75% Forward-looking three-year performance period in which awards may be earned based 45% upon the compounded, annual growth rate (“CAGR”) of the Company’s TSR relative to the MSCI US REIT Index (the “TSR Relative to RMS Index CAGR”) and 30% upon Same Store NOI Growth CAGR; if earned at the end of the performance period, awards will be eligible to vest on the Certification Date (as defined below); if three-year absolute TSR is negative, TSR metric is capped at target.

	Time Vesting RSUs		25% Awards vest ratably over three years.

(1)

See “Annex A: Non-GAAP Reconciliations” for reconciliation of Total Revenues to Same Store Core Revenues, full year. Net Investment Growth is the sum of total all in cost basis for acquisitions for both the Company and its joint venture portfolios, less gross proceeds for dispositions for the Company portfolio.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Alignment of Pay with Performance

Our executive compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of operational and strategic goals through our short-term incentive program, as well as rigorous relative shareholder return goals through our long-term incentive program.

In 2022, approximately 72% of our CEO’s total target compensation and approximately 67% of our other NEOs’ total target compensation was at-risk and not guaranteed and 28% and 33%, respectively, was fixed (including base salary and time-based RSU grants, the latter of which vest over a three-year period, with the ultimate value subject to our share performance). To build even stronger pay-for-performance alignment with our stockholders, long-term incentive awards are predominantly “at-risk” performance-based equity awards, the ultimate value of which depends entirely on the Company’s future relative total shareholder return and three-year Same Store NOI growth. The following diagrams present the allocation of total pay among different components of our executive compensation program for our CEO and the weighted average of each component for our other NEOs as a group (excluding equity awards under our 2022 Outperformance Program).

2022 Target Pay Mix – CEO	2022 Target Pay Mix – Other NEOs (Avg.)

Base Salary

Base salary compensates our NEOs for performing the requirements of their positions and provides them with a level of cash income predictability and stability with respect to a portion of their total compensation. The Compensation and Management Development Committee believes that base salaries for our NEOs should reflect market competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and pay relative to peers. The Committee increased Mr. Tanner’s base salary in 2022 from $900,000 to $950,000, Mr. Freedman’s base salary from $650,000 to $700,000, Mr. Young’s base salary from $650,000 to $700,000 and Mr. Solls’ base salary from $475,000 to $500,000 to reflect their individual performance and the performance of the Company and to adjust salaries to be in line with the market competitive levels.

Base salaries for the NEOs as of December 31, 2021 and 2022 were as follows:

Name	2021	2022	% Change

Dallas B. Tanner	$900,000	$950,000	6%

Ernest M. Freedman	$650,000	$700,000	8%

Charles D. Young	$650,000	$700,000	8%

Mark A. Solls	$475,000	$500,000	5%

2022 Annual Cash Incentive Program

In 2022, our NEOs participated in an annual cash incentive program under which each of the executives was eligible to receive an annual cash incentive based upon the achievement of certain performance criteria. The goals were comprised of corporate financial objectives and strategic priorities, which were shared by all NEOs, and individual performance, which included goals which were unique to each executive. These goals were pre-established, with the majority measured objectively.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Each of Messrs. Tanner’s, Freedman’s, Young’s and Solls’ total award opportunity under the 2022 annual cash incentive program was designed to be based on the financial, corporate and individual performance as set forth below:

AFFO per Share	Same Store Core Revenue Growth year- over-year	Net Investment Growth	Strategic Priorities	Individual Performance

30%	20%	20%	20%	10%

The corporate financial objectives under the 2022 annual cash incentive program consisted of: (1) Total AFFO per share (“AFFO per Share,” where AFFO and FFO are calculated as described in our 2022 Form 10-K, under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures”); (2) Same Store Core Revenue Growth year-over-year (see “Annex A: Non-GAAP Reconciliations” for reconciliation of Total Revenues to Same Store Core Revenues, full year); and (3) Net Investment Growth (defined above). The strategic priorities under the 2022 annual cash incentive program consisted of: (1) continued expansion of growth channels including adding new business lines, exploring alternate sources of capital and expansion of our market footprint; (2) continued development of our ESG and climate strategy and enhanced transparency to external stakeholders; (3) targeted external stakeholder engagement to build awareness and understanding of our business and the industry; and (4) further technology enablement and improvement for residents and associates. The development of our ESG strategy is measured by, among other things, completion of a diversity pay equity review, performance against established targets for people of color at the manager level and above, performance against established targets for increasing our GRESB score, and enhanced transparency to external stakeholders.

The Compensation and Management Development Committee established specific performance goals for our NEOs within each of the above corporate metrics that contained a defined threshold (50%), target (100%), and maximum (200%) opportunity. Our target level generally aligned with our budget, with a bandwidth from target in which the maximum opportunity requires a high degree of performance. Annual cash incentive scores were interpolated on a straight-line basis based on actual achievement between the threshold, target and maximum levels with no payout for any performance measure that did not achieve the threshold. The diagrams below illustrate the specific goals across each corporate metric, which were established at the beginning of 2022, as well as our actual results.

.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Mr. Tanner’s individual performance, inclusive of his individual goals, made up 10% of his 2022 Annual Cash Incentive. His goals were tied to four key categories: strategy and vision; leadership; organization and management development; and external relationships. The first included setting a five-year strategic plan to position the Company for continued long-term success and continued strong shareholder value. The second, leadership category, was to drive a culture that cultivates a strong sense of DE&I and is a place where associates can grow their careers. The third, organization and management development category, included ensuring the Company had a framework for proper succession planning and furthering Board discussion on the topic. Lastly, external relationships included the objective to cultivate strong relationships with key stakeholders and to be viewed as a leader in the single family rental industry. Mr. Tanner’s achievements against his 2022 individual goals include: development of a multi-year strategic plan; growth in external relationships and strategic partnerships; continued community engagement; development of a succession planning framework and continued discussions on the topic; exceptional leadership of our associates and increased associate engagement; and continued resiliency of our business operations.

For Messrs. Freedman, Young and Solls, individual goals were established by reference to our corporate strategy, which is designed to position the Company competitively and thereby deliver superior performance, and which should in turn create value for our stockholders and benefit our associates, residents and communities and ties to each NEO’s specific area of responsibility. These goals included financial performance, project-based milestones, optimization of processes, associate development and engagement, resident satisfaction and stockholder engagement. Our NEOs’ individual performance achievements, inclusive of their individual goals, included:

•

Mr. Freedman: performed strongly against financial measures, including opportunistic refinancing of our debt in order to extend the maturity profile; successfully delivered on key strategic partnerships and deepened investor engagement; continued leadership on strategic joint ventures; and enhanced quarterly close and financial review policies and processes.

•

Mr. Young: demonstrated operational excellence, including continued focus on execution of our operations; strengthened collaboration on and expanded Company ESG initiatives by, among other things, assisting in the energy development program; continued to build on our strong national brand; oversaw leadership of programs to improve resident experience, such as our move-in processes, as well as our “Clean, Safe and Functional” rehab and turn campaign, thereby driving resident satisfaction; and demonstrated progress in attracting, developing, and retaining diverse talent.

•

Mr. Solls: maintained a strong risk, control, and compliance environment and enhanced our ability to detect and monitor internal risks; provided legal oversight on acquisitions and joint ventures; led advocacy efforts on all matters affecting our Company; enhanced business continuity support, governance, and incident response; developed new capabilities to monitor legislative and regulatory developments and align business processes with applicable federal, state and local laws and regulations; and successfully demonstrated progress in attracting, developing, and retaining diverse talent.

In 2022, individual performance scores were based on a new three-rating qualitative scale of needs improvement, solid performance or exceptional performance, which then corresponded to an applicable range of potential achievement for the

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Executive Compensation—Compensation Discussion and Analysis (continued)

annual cash incentive. Associates who were rated needs improvement could have been awarded 0-50% achievement, those rated solid performance, 90-110% achievement and those with exceptional performance, 130-200% achievement for the individual performance component of the annual cash incentive.

In February 2022, the Compensation and Management Development Committee determined the results of the individual performance for Mr. Tanner. Individual performance scores for each other NEO other than himself were reviewed and scored by Mr. Tanner and ultimately approved by the Committee. Based on these individual performance scores and the achievement of the corporate financial objectives set forth above, the Committee approved the following 2022 actual annual incentive awards based on the 2022 annual incentive plan design discussed previously:

	Target(1)	Target Award (% of FYE Base Salary)	Actual Cash Incentive as a % of Target	Amount Earned

Dallas B. Tanner	$1,662,500	175%	74%	$1,180,876

Ernest M. Freedman	$ 875,000	125%	74%	$ 635,154

Charles D. Young	$ 875,000	125%	74%	$ 635,154

Mark A. Solls	$ 500,000	100%	74%	$ 364,462

(1)	Based on salary as of December 31, 2022.

The below chart represents average NEO annual cash incentive payouts by year from 2018-2022, as well as the average payout over the five-year period.

2022 Long-Term (Equity) Incentive Program

On February 15, 2022, the Compensation and Management Development Committee approved a 2022 long-term incentive equity award program (the “2022 LTIP”) under the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), and as of March 1, 2022, granted our NEOs equity-based awards in the form of time vesting RSUs and performance vesting RSUs. When considering the design of the 2022 LTIP, the Committee incorporated several key design practices:

•	A majority (75%) is performance-based;

•	We target to outperform;

•	Awards are capped at target to the extent the Company’s TSR is negative across the performance period; and

•	We also provide for a portion of our awards that aid in long-term retention (time-based).

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Executive Compensation—Compensation Discussion and Analysis (continued)

For each individual award, 75% of the 2022 LTIP RSUs at target are based on performance, of which 45% are tied to the TSR Relative to RMS Index CAGR (with a cap at target if the Company’s absolute TSR is negative) and 30% are tied to the Company’s Same Store NOI Growth CAGR. The Compensation and Management Development Committee set goals which are reasonably achievable but challenging.

The time vesting RSUs under the 2022 LTIP are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2022, subject to each NEO’s continued employment through the applicable vesting date, with certain limited exceptions.

The performance vesting RSUs under the 2022 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2022 through December 31, 2024. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Under the terms of the 2022 LTIP award agreements, each of our NEOs is eligible to earn, in respect of each performance condition, a threshold, target and maximum number of performance vesting RSUs based on whether the performance criteria are achieved at threshold, target or maximum levels. The total number of performance vesting RSUs earned with respect to each performance measure is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance and up to 200% for performance at maximum levels or above. The resulting achievement will be interpolated on a straight-line basis based on actual achievement between the threshold, target and maximum levels with no payout for any performance measure that did not achieve the threshold.

In general, performance vesting RSUs are earned on the date after the end of the performance period on which the Compensation and Management Development Committee certifies the extent to which the performance criteria have been achieved (the “Certification Date”). The performance vesting RSUs will vest on the Certification Date, subject to each NEO’s continued employment through such Certification Date except in the event of a qualifying involuntary termination. Any unearned performance vesting RSUs will be forfeited without consideration.

56	2023 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Under the 2022 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

	Performance Vesting RSUs(1) (Target) (#)	Time Vesting RSUs(1) (#)

Dallas B. Tanner	146,833	47,647

Ernest M. Freedman	49,887	16,189

Charles D. Young	49,887	16,189

Mark A. Solls	18,516	6,009

(1)

The closing price of our common stock on the NYSE on the grant date of March 1, 2022, was $37.45. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 95.66% for NEOs.

Status of Pre-2022 Long-Term (Equity) Incentive Programs

2019 LTIP Awards

In February 2019, the Compensation and Management Development Committee approved our 2019 long-term incentive equity award program (the “2019 LTIP”), under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2019 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2019.

The performance vesting RSUs under the 2019 LTIP were earned based on the achievement of performance conditions over a three-year performance period from January 1, 2019 through December 31, 2021. The number of performance vesting RSUs that were earned were determined based on performance achieved during the specified performance period. The performance vesting RSUs were earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Actual performance for the two metrics included were as follows:

2019 LTIP	Target	Achievement	Payout

TSR Relative to RMS Index CAGR	+50bps	+1490bps	200%

Same Store NOI Growth CAGR	4%	6.2%	200%

The performance vesting RSUs vested on the Certification Date. Any unearned performance vesting RSUs were forfeited without consideration.

Under the 2019 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs at target and at the actual achievement of the performance criteria described above).

Name	Performance Vesting RSUs(1) (Target) (#)	Actual Achievement of Performance Vesting RSUs(2) (#)	Time Vesting RSUs(1) (#)

Dallas B. Tanner	67,267	134,534	24,682

Ernest M. Freedman	47,834	95,668	17,552

Charles D. Young	47,834	95,668	17,552

Mark A. Solls	20,928	41,856	7,679

(1)

The closing price of our common stock on the NYSE on the grant date, March 1, 2019, was $22.79. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 118.01% for NEOs.

(2)	Performance vesting RSUs vested on February 15, 2022 based on actual performance of 200% for TSR Relative to RMS Index CAGR and Same Store NOI Growth CAGR.

2020 LTIP Awards

In February 2020, the Compensation and Management Development Committee approved our 2020 long-term incentive equity award program (the “2020 LTIP”), under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2020 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2020.

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Executive Compensation—Compensation Discussion and Analysis (continued)

The performance vesting RSUs under the 2020 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2020 through December 31, 2022. The number of performance vesting RSUs earned were determined based on performance achieved during the specified performance period. The performance vesting RSUs that were earned were based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Actual performance for the two metrics included were as follows:

2020 LTIP	Target	Achievement	Payout

TSR Relative to RMS Index CAGR	+50bps	+260bps	138%

Same Store NOI Growth CAGR	4.5%	6.9%	200%

The performance vesting RSUs vested on the Certification Date. Any unearned performance vesting RSUs were forfeited without consideration.

Under the 2020 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs at target and at the actual achievement of the performance criteria described above).

Name	Performance Vesting RSUs(1) (Target) (#)	Actual Achievement of Performance Vesting RSUs(2) (#)	Time Vesting RSUs(1) (#)
Dallas B. Tanner	83,621	137,985	30,361
Ernest M. Freedman	39,216	64,711	14,238
Charles D. Young	39,216	64,711	14,238
Mark A. Solls	18,455	30,453	6,701

(1)

The closing price of our common stock on the NYSE on the next trading date following the grant date of March 1, 2020, was $29.85. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 115.81% for NEOs.

(2)	Performance vesting RSUs vested on February 23, 2023 based on actual performance of 138% and 200% for TSR Relative to RMS Index CAGR and Same Store NOI Growth CAGR, respectively.

2021 LTIP Awards

In February 2021, the Compensation and Management Development Committee approved our 2021 long-term incentive equity award program (the “2021 LTIP”), under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2021 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2021.

The performance vesting RSUs under the 2021 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2021 through December 31, 2023. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

In general, performance vesting RSUs are earned on the Certification Date, subject to each NEO’s continued employment through such Certification Date except in the event of a qualifying involuntary termination. Any unearned performance vesting RSUs will be forfeited without consideration.

Under the 2021 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

Name	Performance Vesting RSUs(1) (Target) (#)	Time Vesting RSUs(1) (#)
Dallas B. Tanner	166,741	55,423
Ernest M. Freedman	46,175	15,348
Charles D. Young	46,175	15,348
Mark A. Solls	21,164	7,035

(1)

The closing price of our common stock on the NYSE on the grant date of March 1, 2021, was $29.32. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 99.53% for NEOs.

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Executive Compensation—Compensation Discussion and Analysis (continued)

RSU Dividends

Holders of time vesting RSUs and earned performance vesting RSUs are entitled to receive dividends or dividend equivalent payments, as applicable, to the extent dividends are declared on the Company’s common stock. Such dividends or dividend equivalent payments, as applicable, are payable on the same date and in the same form as are paid to holders of the Company’s common stock. Unearned performance vesting RSUs accrue dividend equivalents, but such dividend equivalents will only be paid to the extent the underlying performance vesting RSUs are earned and, once earned, are payable in the same form as that paid to the Company’s holders of common stock. To date, all dividends declared on the Company’s common stock were paid in cash.

RSU Covenants

Each of the NEO grantees of the RSUs is subject to restrictive covenants related to post-employment non-solicitation and non-competition for twelve months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the LTIP award agreements, if there is a restrictive covenant violation or the NEO engages in a detrimental activity (as defined in the applicable LTIP award agreement) in the four-year period following the grant date, the NEO will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof. In addition, the LTIP RSUs are subject to clawback in the event of a restatement of the Company’s financial results due to the executive’s fraud or intentional illegal conduct where such restatement results in fewer earned performance vesting RSUs.

2019 Outperformance Equity-Based Awards

In May 2019, the Compensation and Management Development Committee approved an outperformance program (the “2019 Outperformance Program”) to provide incentive to achieve significant long-term, absolute and relative stock performance. The award was capped to prevent excessive risk taking. 2019 Outperformance Program equity-based awards were granted to select key associates starting at a vice-president level and above, including the NEOs. The NEO awards were granted in the form of a class of units (collectively referred to as “OP Units”) of the Company’s operating partnership, Invitation Homes Operating Partnership LP (the “Operating Partnership”), issued under our Omnibus Incentive Plan. Upon achievement of the specific performance objectives of the Outperformance Program, the earned OP Units became convertible into common units of the Operating Partnership (and ultimately into shares of our common stock at the NEOs’ election on a one-for-one basis) following vesting. The 2019 Outperformance Program awards were earned when performance exceeded hurdles as measured by three-year TSR and required outperforming an index of residential REITs (in which the Company is a constituent) and/or positive double-digit stockholder returns. 75% of the OP Units under the 2019 Outperformance Program are currently vested with the remaining 25% scheduled to vest on March 31, 2024.

Below is a summary of the key terms of the 2019 Outperformance Program:

Feature	Description	Objective

Performance Period	Three-year period from April 1, 2019 — March 31, 2022.	Incentivized executives to create value over the long term.

Absolute TSR Component	To earn the maximum award, the Company must deliver a cumulative TSR of 37% over the performance period.	Ensured executives create value for stockholders over the long term.

Relative TSR Component	To earn the maximum award, the Company must outperform the FTSE Nareit Residential Index by 25% over the performance period.	Prevented a high payout in the case of underperformance relative to peers.

Vesting

— 50% of earned awards vest within 60 days subsequent to the conclusion of the performance period.

— 25% of Earned Awards vest on the first anniversary of the conclusion of the performance period.

— 25% of Earned Awards vest on the second anniversary of the conclusion of the performance period.

Promoted continued alignment of incentives between stockholders and plan participants over the long term.

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Executive Compensation—Compensation Discussion and Analysis (continued)

2019 Outperformance Program Award Opportunity

The table below provides the maximum value of the 2019 Outperformance Program award opportunity and the actual performance achieved at the end of the performance period. The company achieved absolute TSR of 78.8% which translates into an absolute TSR payout of 100% or maximum award performance. Compared to the FTSE Nareit Residential Index TSR of 50.9%, the resulting TSR ratio is 154.8%, and thus the relative payout is 100% or maximum award performance. As such, the overall payout for the award is 100% or maximum award performance.

	2019 Outperformance Program Award Pool Percentage	Maximum Aggregate Award Opportunity	Actual Achievement ($)	2022 Vesting ($)	Actual Achievement (#)	2022 Vesting (#)

Dallas B. Tanner	16.6%	$6,000,000	$6,000,000	$3,000,000	147,204	73,602

Ernest M. Freedman	12.4%	$4,509,375	$4,509,375	$2,254,688	110,633	55,316

Charles D. Young	12.0%	$4,340,325	$4,340,325	$2,170,163	106,493	53,246

Mark A. Solls	6.6%	$2,400,000	$2,400,000	$1,200,000	58,882	29,441

The following chart illustrates the timeline of the 2019 Outperformance Program awards.

2022 Outperformance Equity-Based Awards

In March 2022, the Compensation and Management Development Committee approved an outperformance program (the “2022 Outperformance Program”) to provide incentive to achieve significant long-term, absolute and relative stock performance. The award is capped to prevent excessive risk taking. Outperformance Program equity-based awards were granted to select key associates starting at a vice-president level and above, including the NEOs. The NEO awards were granted in the form of a class of units of the Operating Partnership (collectively referred to as “2022 OP Units”), issued under our Omnibus Incentive Plan. If the specific performance objectives of the Outperformance Program are achieved, the earned 2022 OP Units become convertible into common units of the Operating Partnership (and ultimately into shares of our common stock at the NEOs’ election one a one-for-one basis) following vesting. The Outperformance Program awards are earned only when performance exceeds hurdles as measured by three-year TSR and requires outperforming an index of residential REITs (in which the Company is a constituent) and/or positive double-digit stockholder returns. If the performance objectives are not met, the 2022 OP Units will be cancelled.

What Makes the 2022 Outperformance Program Unique Compared to Other Long-Term Incentive Plans

The Compensation and Management Development Committee believes the Outperformance Program incorporates several unique design features that distinguish its long-term incentive design from our ongoing annual LTIP program and that of many other companies.

•

Dollar Value Pool-Based Award — the 2022 Outperformance Program extends participation to approximately 60 select key associates and is capped based on a dollar value pool approach. Unlike grants of performance shares that have unlimited upside value potential based on future stock price, the 2022 Outperformance Program is capped in its value.

•

Lock-in Feature — the 2022 Outperformance Program provides that upon completion of 75% of the performance period, or June 30, 2024 (the “Interim Measurement Date”), the Company will calculate performance achieved as of the Interim Measurement Date consistent with the award terms. To the extent the Company’s performance through the Interim Measurement Date would result in a payout if the performance period had ended on that date, a minimum of 50% of such hypothetical payout amounts will be guaranteed as a minimum level payout for the full performance period, so long as certain minimum levels of relative total shareholder return are achieved for the full performance period. The final award multipliers will be equal to the greater of the payouts determined based on the Interim Measurement Date and performance through March 31, 2025. The final award vests 50% at the end of the performance period and 50% on the one-year anniversary of the end of the performance period. The awards granted to our NEOs provide for a maximum dollar amount equal to 1.6x their respective total annual target compensation as of the grant date.

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Executive Compensation—Compensation Discussion and Analysis (continued)

•

Four-Year Total Vesting Requirement — the 2022 Outperformance Program is subject to long-term vesting to promote enhanced retention in addition to significant stockholder value creation. Any award ultimately earned does not fully vest until four years from program commencement.

•

Robust Performance Goals — the Compensation and Management Development Committee believes in establishing robust performance goals to motivate and reward long-term performance that leads to transformational change in support of creating increased stockholder value. To that end, the performance goals were established at a level that will award a minimum payout of 1% with respect to the TSR portion of the award (50% of the total award) if the Company achieves a 17% cumulative TSR and a minimum payout of 1% with respect to the relative TSR portion of the award (50% of the total award) if the Company outperforms the FTSE Nareit Residential Index. A maximum payout of 100% will be awarded under the Outperformance Program only if the Company realizes both a cumulative three-year 42% TSR and relative performance that exceeds the FTSE Nareit Residential Index by 50%. Performance between the minimum and maximum levels is determined based on linear interpolation.

Below is a summary of the key terms of the 2022 Outperformance Program, which is 100% performance-based:

Feature	Description	Objective

Performance Period	Three-year period from April 1, 2022 — March 31, 2025.	Incentivizes executives to create value over the long term.

Absolute TSR Component	To earn the maximum award, the Company must deliver a cumulative TSR of 42% over the performance period.	Ensures executives create value for stockholders over the long term.

Relative TSR Component	To earn the maximum award, the Company must outperform the FTSE Nareit Residential Index by 50% over the performance period.	Prevents a high payout in the case of underperformance relative to peers.

Vesting	— 50% of earned awards vest within 60 days subsequent to the conclusion of the performance period. — 50% of Earned Awards vest on the first anniversary of the conclusion of the performance period.	Promotes continued alignment of incentives between stockholders and plan participants over the long term.

2022 Outperformance Program Award Opportunity

The table below illustrates the value of the 2022 Outperformance Program awards in aggregate and on an annualized basis based on the maximum award value and a 50% payout.

	Outperformance Program Award Pool Percentage	Aggregate Award Opportunity		Annualized Award Opportunity
NEO		50% Payout	Maximum Award Value	50% Payout	Maximum Award Value

Dallas B. Tanner	23.3%	$7,800,000	$15,600,000	$2,600,000	$5,200,000

Ernest M. Freedman(1)	9.6%	$3,200,000	$6,400,000	$1,066,667	$2,133,333

Charles D. Young	9.6%	$3,200,000	$6,400,000	$1,066,667	$2,133,333

Mark A. Solls	4.5%	$1,520,000	$3,040,000	$ 506,667	$1,013,333

(1)	Effective as of Mr. Freedman’s resignation on June 1, 2023, his award under the 2022 Outperformance Program will be forfeited.

The values under the annualized award opportunity have been amortized over the three-year performance period to provide a depiction of the way the Compensation and Management Development Committee views each NEO’s participation in this program.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Earning and Vesting of Outperformance Program Awards

The following chart illustrates the timeline of the Outperformance Program awards.

As the 2022 Outperformance Program awards are non-recurring in nature, the Summary Compensation Table values for this year will appear significantly higher than those in 2021. As such, to clearly depict compensation for 2022, the supplemental Summary Compensation table below illustrates pay for our NEOs as reported and the total value when excluding the 2022 Outperformance Program awards to help contextualize the normalized value of 2022 compensation.

	As Reported in the Summary Compensation Table(1)									Non-Recurring Awards	Total Compensation Excluding Non-Recurring 2022 Out- performance Award Program
Name and Principal Position	Years	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Nonqualified Deferred Com- pensation Earnings ($)	All Other Com- pensation ($)	Total ($)	2022 Out- performance Program

Dallas B. Tanner (Chief Executive Officer)	2022	$950,000	—	$12,023,478	—	$1,180,876		$12,200	$14,166,554	$4,885,920	$9,280,634
	2021	$900,000	—	$6,500,037	—	$2,298,808		$11,600	$9,710,445
	2020	$800,000	$272,293	$3,625,057	—	$809,268		$11,400	$5,518,018

Ernest M. Freedman (Executive Vice President and Chief Financial Officer)	2022	$700,000	—	$4,429,515	—	$635,154		$12,200	$5,776,869	$2,004,477	$3,772,392
	2021	$650,000	—	$1,800,029	—	$1,395,228		$11,600	$3,856,857
	2020	$625,000	$68,945	$1,700,040	—	$655,469		$11,400	$3,060,854

Charles D. Young (President and Chief Operating Officer)	2022	$700,000	—	$4,429,515	—	$635,154		$12,200	$5,776,869	$2,004,477	$3,772,392
	2021	$650,000	—	$1,800,029	—	$1,362,518		$11,600	$3,824,147
	2020	$575,000	$77,265	$1,700,040	—	$571,766		$11,400	$2,935,471

Mark A. Solls (Executive Vice President and Chief Legal Officer)	2022	$500,000	—	$1,852,203	—	$364,462		$12,200	$2,728,865	$ 952,118	$1,776,747
	2021	$475,000	—	$825,040	—	$808,688		$11,600	$2,120,328
	2020	$475,000	$41,377	$800,054	—	$394,962		$11,400	$1,722,793

(1)	See “Executive Compensation—Compensation Discussion and Analysis—Summary Compensation Table.”

2023 Compensation Decisions

In February 2023, the Compensation and Management Development Committee approved our 2023 long-term incentive equity award program (the “2023 LTIP”) under the Omnibus Incentive Plan, and as of March 1, 2023, granted our NEOs (other than Mr. Freedman) equity-based awards in the form of time vesting RSUs and performance vesting RSUs. As noted above, on January 30, 2023, we announced that Mr. Freedman provided notice of his resignation as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of June 1, 2023. Under his executive transition services agreement, dated as of February 1, 2023, Mr. Freedman is not eligible for any equity grants from the Company during calendar year 2023 or thereafter.

The time vesting RSUs are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2023, subject to the NEO’s continued employment through the applicable vesting date (with certain limited exceptions).

The performance vesting RSUs may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2023 through December 31, 2025. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

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Executive Compensation—Compensation Discussion and Analysis (continued)

In establishing 2023 executive compensation, our Compensation and Management Development Committee considered market data relative to the peer group and the performance, changes to the responsibilities of our executive officers, and level of pay relative to the Company’s other executives, and approved increases to several compensation components for our NEOs as set forth below:

•

Increased Mr. Tanner’s base salary in 2023 from $950,000 to $1,000,000, increased his target award opportunity under the 2023 LTIP (75% which is tied to future three-year performance goals) from $7,137,500 to $7,500,000, and increased his annual incentive program target opportunity from 175% to 200%;

•

Increased Mr. Young’s target award opportunity under the 2023 LTIP (75% which is tied to future three-year performance goals) from $2,425,000 to $2,750,000, and increased his annual incentive program target opportunity from 125% to 150%; and

•

Increased Mr. Solls’ base salary in 2023 from $500,000 to $515,000, and increased his target award opportunity under the 2023 LTIP (75% of which is tied to future three-year performance goals) from $900,000 to $950,000.

Other Matters

Risk Mitigation

The Compensation and Management Development Committee has discussed the concept of risk as it relates to our compensation programs with management and FPC, and the Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking. The Company’s incentive compensation programs contain appropriate risk mitigation factors, including award caps, multiple performance metrics, clawback features and ranges of awards. The share ownership and retention guidelines also mitigate risk. The Committee regularly reviews the incentive compensation plans to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk.

Clawback Policy

RSUs granted under our long-term incentive plans are subject to clawback in the event of a restatement of the Company’s financial results due to the executive’s fraud or intentional illegal conduct where such restatement results in fewer earned performance vesting RSUs.

In November 2022, the SEC issued final rulemaking that directed the listing exchanges, including the NYSE, to adopt rules requiring listed companies to implement a clawback policy that requires recovery of incentive compensation erroneously paid during the three completed fiscal years immediately preceding the date on which a listed company is required to prepare an accounting restatement to correct an error that is material to the listed company’s previously issued financial statements. The Company intends to adopt a clawback policy that conforms to the NYSE’s rules when such NYSE rulemaking regarding recoupment policies becomes effective, which date is currently not known.

Anti-Hedging and Anti-Pledging Policies

The Company’s directors, officers and associates may not engage in hedging transactions with respect to the Company’s securities, including engaging in transactions in forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of the Company’s securities. In addition, the Company’s officers may not purchase the Company’s securities on margin, borrow against any account in which the Company’s securities are held or pledge the Company’s securities as collateral for a loan. Company directors who wish to pledge the Company’s securities as collateral for a loan must first submit a request for approval to the Office of the Chief Legal Officer prior to the execution of the documents evidencing the proposed pledge. The Office of the Chief Legal Officer is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Currently, there are no outstanding pledges of the Company’s securities by our directors.

Stock Ownership Policy

We have adopted a stock ownership policy under which each of the Company’s NEOs and each non-employee director serving on the Board who is eligible to receive compensation for his or her service on the Board or committee thereof is expected to own shares of our common stock equal in market value to a specified multiple of his or her annual base salary or cash retainer, as applicable. Under this policy, our CEO is expected to own equity in an amount equal to six times his or her annual base salary, the other officers are required to own equity in an amount equal to three times his or her annual base salary and the compensated non-employee directors are required to own equity in an amount equal to five times his or her

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Executive Compensation—Compensation Discussion and Analysis (continued)

annual cash retainer for serving on the Board (exclusive of any cash payable for service on a committee of the Board or as a chairperson of the Board or committee of the Board). The ownership requirement is expected to be satisfied within five years of the date that the person becomes subject to the policy. In addition, the stock ownership policy provides that, until such person satisfies the ownership requirement, he or she is required to retain at least 50% of the equity such person holds that qualifies toward the ownership requirement and, once the ownership requirement is met, the person must retain the requisite level of equity for so long as he or she is subject to the policy. As of the Record Date, all of our directors and NEOs are in compliance with the Stock Ownership Policy.

Executive Severance Plan

In June 2017, we adopted a severance plan for associates of the Company at the level of Senior Vice President and above (the “Severance Plan”). Each of our NEOs participates in the Severance Plan. As a condition to becoming eligible for benefits under the Severance Plan, each participant must agree to terminate and cancel such other employment, severance protection or other individual prior agreements relating to severance or termination benefits between such participant and the Company.

The Severance Plan provides for payment of severance and other benefits to eligible executives in the event of a termination of employment with us without cause or following a constructive termination (each as defined in the Severance Plan and each, a “qualifying termination”), or for a limited number of individuals, including our NEOs, the event of a termination with us as a result of death or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 12 months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

Retirement Benefits

We maintain a tax-qualified 401(k) plan, under which we match each associate’s contributions dollar-for-dollar up to 3% of such employee’s eligible earnings, and we match 50% on the next 2% of each associate’s eligible earnings contributed. All of our matching contributions are fully vested, and each NEO was eligible to participate in the 401(k) plan in 2022.

Benefits

We provide a competitive benefits package to our associates. In 2022, we launched our holistic wellness program, which is designed to enhance mental, physical, and financial wellbeing for associates. We will continue to grow and enhance the offerings in the coming years. Our executive officers are eligible to participate in various benefit plans available to our associates. Under these plans, all associates are entitled to access to health, dental, vision, term life insurance and disability coverage. All associates, including our executive officers, are also eligible to receive vacation, sick leave and other paid holidays.

Generally, we do not have ‘‘executive-only’’ benefits or perquisites, such as company cars, security systems or financial planning. We maintain a fractional ownership interest in an aircraft, which provides the Company with a certain number of yearly flight hours, that is intended for business travel. Under the Company’s Business Aircraft Use Policy, executive officers are required to agree to reimburse the Company for all aggregate incremental costs incurred in connection with personal use. The aggregate incremental costs are based on the cost to us of the particular flights, including the applicable hourly rate for the aircraft and any variable costs of the flights, such as fuel costs, catering, ground transportation and related taxes. The amount reimbursed excludes fixed costs that do not change based on actual usage, such as the monthly management fee. No amounts are reported in the Summary Compensation Table for this aircraft use by any executive officers since any such amounts were fully reimbursed to us by the executive officers who used the aircraft for personal use.

64	2023 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by our NEOs for services rendered to us during the fiscal years presented.

Name and Principal Position	Years	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Dallas B. Tanner (Chief Executive Officer)	2022	$950,000	—	$12,023,478	—	$1,180,876	$12,200	$14,166,554
	2021	$900,000	—	$ 6,500,037	—	$2,298,808	$11,600	$9,710,445
	2020	$800,000	$272,293	$ 3,625,057	—	$ 809,268	$11,400	$5,518,018
Ernest M. Freedman (Executive Vice President and Chief Financial Officer)	2022	$700,000	—	$ 4,429,515	—	$ 635,154	$12,200	$5,776,869
	2021	$650,000	—	$ 1,800,029	—	$1,395,228	$11,600	$3,856,857
	2020	$625,000	$ 68,945	$ 1,700,040	—	$ 655,469	$11,400	$3,060,854
Charles D. Young (President and Chief Operating Officer)	2022	$700,000	—	$ 4,429,515	—	$ 635,154	$12,200	$5,776,869
	2021	$650,000	—	$ 1,800,029	—	$1,362,518	$11,600	$3,824,147
	2020	$575,000	$ 77,265	$ 1,700,040	—	$ 571,766	$11,400	$2,935,471
Mark A. Solls (Executive Vice President and Chief Legal Officer)	2022	$500,000	—	$ 1,852,203	—	$ 364,462	$12,200	$2,728,865
	2021	$475,000	—	$ 825,040	—	$ 808,688	$11,600	$2,120,328
	2020	$475,000	$ 41,377	$ 800,054	—	$ 394,962	$11,400	$1,722,793

(1)	Bonus represents the discretionary portion of the 2020 annual cash incentive award.
(2)

Amount represents the aggregate grant date fair value of the equity awards granted in 2022 calculated in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2022 Form 10-K.

The stock award values reflected in the table above for 2022 represent the grant date fair value in respect of (a) the time vesting RSUs and performance vesting RSUs granted under our 2022 LTIP; and (b) the 2022 Outperformance Program OP Units related to the Company’s TSR relative to the FTSE Nareit Residential Index and cumulative TSR associated with our 2022 Outperformance Program award’s notional value for each NEO.

Name	2022 LTIP (#)	2022 Outperformance Program Award Notional Value ($)

Dallas B. Tanner	194,480	$15,600,000

Ernest M. Freedman	66,076	$6,400,000

Charles D. Young	66,076	$6,400,000

Mark A. Solls	24,525	$3,040,000

Effective as of Mr. Freedman’s resignation on June 1, 2023, his award under the 2022 Outperformance Program will be forfeited.

The 2022 LTIP RSUs are the only incentive awards that are part of our regular annual compensation program. The other incentive awards reflected above were granted on a one-time basis, and we do not expect such awards to occur on an annual basis. For additional information about these awards see “Executive Compensation—Compensation Discussion and Analysis—2022 Long-Term (Equity) Incentive Program and “Executive Compensation—Compensation Discussion and Analysis—2022 Outperformance Equity-Based Awards.”

As described further under “Executive Compensation—Compensation Discussion and Analysis—2022 Long-Term (Equity) Incentive Program,” of the 2022 LTIP performance vesting RSUs granted in 2022, 75% of the 2022 LTIP RSUs at target are based on performance, of which 45% are tied to the TSR Relative to RMS Index CAGR (with a cap at target if the Company’s absolute TSR is negative) and 30% are tied to the Company’s Same Store NOI Growth CAGR. The grant date fair value of the RSUs that are earned based on the Same Store NOI Growth CAGR were computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of the RSUs that are earned based on Same Store NOI Growth CAGR would have been: Mr. Tanner—$4,282,558; Mr. Freedman—$1,455,008; Mr. Young—$1,455,008; and Mr. Solls—$540,030.

As the 2022 LTIP RSUs that are earned based on the TSR Relative to RMS Index CAGR and the 2022 Outperformance Program OP Unit awards are subject to market conditions as defined under FASB ASC Topic 718 and are not subject to performance conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(3)

Amounts shown for 2022 represent the annual cash incentive awards earned under our 2022 annual cash incentive program as described under “Compensation Discussion and Analysis—Determination of Compensation—2022 Annual Cash Incentive Program.”

(4)	All Other Compensation for 2022 represents Company-paid matching 401(k) plan contributions.

65

Executive Compensation—Compensation Discussion and Analysis (continued)

2022 Grants of Plan-Based Awards Table

	Grant Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name				Threshold ($)(2)	Target ($)	Max ($)	Threshold (#)(2)	Target (#)	Max (#)

Dallas B. Tanner				$83,125	$1,662,500	$3,325,000	—	—	—	—	—
	2022 LTIP Time Vesting RSUs	Time	3/1/2022	—	—	—	—	—	—	47,647	$1,784,380

	2022 LTIP Performance Vesting RSUs	Performance	3/1/2022	—	—	—	73,417	146,833	293,666	—	$5,353,178

	2022 Outperformance Plan Award	Performance	4/1/2022	—	—	—	2,632	526,316	526,316	—	$4,885,920

Ernest M. Freedman				$43,750	$875,000	$1,750,000	—	—	—	—
	2022 LTIP Time Vesting RSUs	Time	3/1/2022	—	—	—	—	—	—	16,189	$606,278

	2022 LTIP Performance Vesting RSUs	Performance	3/1/2022	—	—	—	24,944	49,887	99,774	—	$1,818,760

	2022 Outperformance Plan Award	Performance	4/1/2022	—	—	—	1,080	215,924	215,924	—	$2,004,477

Charles D. Young				$43,750	$875,000	$1,750,000	—	—	—	—
	2022 LTIP Time Vesting RSUs	Time	3/1/2022	—	—	—	—	—	—	16,189	$606,278

	2022 LTIP Performance Vesting RSUs	Performance	3/1/2022	—	—	—	24,944	49,887	99,774	—	$1,818,760

	2022 Outperformance Plan Award	Performance	4/1/2022	—	—	—	1,080	215,924	215,924	—	$2,004,477

Mark A. Solls				$25,000	$500,000	$1,000,000	—	—	—	—
	2022 LTIP Time Vesting RSUs	Time	3/1/2022	—	—	—	—	—	—	6,009	$225,036

	2022 LTIP Performance Vesting RSUs	Performance	3/1/2022	—	—	—	9,258	18,516	37,032	—	$675,049

	2022 Outperformance Plan Award	Performance	4/1/2022	—	—	—	513	102,564	102,564	—	$952,118

(1)

Reflects the possible payouts of cash incentive compensation under the 2022 annual cash incentive program. The actual amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and described in “Compensation Discussion and Analysis—Determination of Compensation—2022 Annual Cash Incentive Program” above.

(2)	Threshold reflects the payout associated with the minimum level of achievement that is greater than $0 or 0 RSUs.
(3)

Represents performance vesting RSUs granted as part of our 2022 LTIP. See “Compensation Discussion and Analysis—Determination of Compensation—2022 Long-Term (Equity) Incentive Program.” The number of 2022 Outperformance Program awards in the table above was calculated based on the maximum award value and the closing share price as of December 31, 2022 of $29.64. Due to the design of the 2022 Outperformance Program, the number of awards that are earned is based on a maximum award value, and the threshold level of achievement is based on performance at minimum levels for the metrics under the program which results in a payout. See “Executive Compensation—Compensation Discussion and Analysis—2022 Outperformance Equity-Based Awards.” The maximum award value is a dollar amount based on a multiple of each NEO’s target compensation amount (annual base salary, target bonus, and target LTIP award).

Effective as of Mr. Freedman’s resignation on June 1, 2023, his award under the 2022 Outperformance Program will be forfeited.

(4)

Represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2022 Form 10-K.

66	2023 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Narrative to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table

Employment Arrangements

We do not have employment agreements with any of our NEOs. For information about payments and benefits to which Messrs. Tanner and Freedman may be entitled upon qualifying employment termination events or a change in control, see “Executive Compensation—Compensation Discussion and Analysis—Potential Benefits upon a Termination or Change in Control.”

Outstanding Equity Awards at 2022 Fiscal Year End

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(4)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)(5) ($)

Dallas B. Tanner	5/1/2019	73,602	$2,181,563	—	—
	3/1/2020	148,106	$4,389,862	—	—

	3/1/2021	36,949	$1,095,168	233,249	$ 6,913,500

	3/1/2022	47,647	$1,412,257	118,244	$ 3,504,752

	4/1/2022	—	—	526,316	$15,600,000

Ernest M. Freedman	5/1/2019	55,317	$1,639,596	—	—
	3/1/2020	69,457	$2,058,705	—	—

	3/1/2021	10,232	$ 303,276	64,593	$ 1,914,537

	3/1/2022	16,189	$ 479,842	40,174	$ 1,190,757

	4/1/2022	—	—	215,924	$ 6,400,000

Charles D. Young	5/1/2019	53,247	$1,578,241	—	—
	3/1/2020	69,457	$2,058,705	—	—

	3/1/2021	10,232	$ 303,276	64,593	$ 1,914,537

	3/1/2022	16,189	$ 479,842	40,174	$ 1,190,757

	4/1/2022	—	—	215,924	$ 6,400,000

Mark A. Solls	5/1/2019	29,441	$ 872,631	—	—
	3/1/2020	32,687	$ 968,843	—	—

	3/1/2021	4,690	$ 139,012	29,606	$ 877,522

	3/1/2022	6,009	$ 178,107	14,911	$ 441,962

	4/1/2022	—	—	102,564	$ 3,040,000

(1)	The time vesting RSUs are scheduled to vest as described below.
(a)	2020 LTIP time vesting RSUs: the outstanding awards vested March 1, 2023.
(b)

2020 LTIP performance vesting RSUs: the performance period ended on December 31, 2022, but the awards remain subject to time vesting conditions. The amounts reported under “Number of Shares or Units of Stock That Have Not Vested” reflect the number of RSUs earned based on actual achievement under the performance measures as of the end of the applicable performance period. These awards vested upon the Certification Date and were issued, as shares of our common stock, net of tax, in February 2023.

(c)	2021 LTIP time vesting RSUs: the award is scheduled to vest or vested in equal annual installments on each of the first three anniversaries of the grant date of March 1, 2021.
(d)	2022 LTIP time vesting RSUs: the award is scheduled to vest in equal annual installments on each of the first three anniversaries of the grant date of March 1, 2022.
(e)

2019 Outperformance Plan awards: vested 50% following the expiration of the Outperformance Program performance period on March 31, 2022, and will vest 25% on each of the first and second anniversaries of such date.

(2)

For additional information on vesting upon specified termination and change in control events, see “Executive Compensation—Compensation Discussion and Analysis—Potential Benefits Upon a Termination or Change in Control.”

67

Executive Compensation—Compensation Discussion and Analysis (continued)

(3)	Amounts reported are based on the closing price of our common stock on the NYSE on December 31, 2022.
(4)

2021 LTIP performance vesting RSUs are earned in respect of a number of shares based on the achievement of the TSR Relative to the RMS Index CAGR and Same Store NOI Growth CAGR at the end of a specified performance period on December 31, 2023 and, thereafter, remain subject to time vesting conditions until the Certification Date. The number and market value of shares reported above reflect the portion of the 2021 LTIP performance vesting RSUs based on target performance of the TSR Relative to the RMS Index CAGR and maximum performance of Same Store NOI Growth CAGR, as our achievement under these measures as of December 31, 2022 was between threshold and target and at maximum, respectively. The actual number of shares that will be deliverable is not yet determinable.

2022 LTIP performance vesting RSUs are earned in respect of a number of shares based on the achievement of the TSR Relative to the RMS Index CAGR and Same Store NOI Growth CAGR at the end of a specified performance period on December 31, 2024 and, thereafter, remain subject to time vesting conditions until the Certification Date. See “Executive Compensation—Compensation Discussion and Analysis—2022 Long-Term (Equity) Incentive Program.” The number and market value of shares reported above reflect the portion of the 2022 LTIP performance vesting RSUs based on target performance of the TSR Relative to the RMS Index CAGR and threshold performance of Same Store NOI Growth CAGR, as our achievement under these each of these measures as of December 31, 2022 was between threshold and target and below threshold, respectively. The actual number of shares that will be deliverable is not yet determinable.

Earned 2022 Outperformance Program awards are scheduled to vest 50% on March 31, 2025 and 50% on the first anniversary of such date.
(5)

2022 Outperformance Program awards were calculated using the share price as of December 31, 2022 of $29.64. The amounts reflected in the table are based on maximum performance because as of December 31, 2022 our achievement for cumulative TSR was at the minimum, and our achievement for TSR relative to the FTSE Nareit Residential Index measure was above the minimum amount.

Effective as of Mr. Freedman’s resignation on June 1, 2023, his award under the 2022 Outperformance Program will be forfeited.

2022 Stock Vested Table

Name	Number of Shares Acquired on Vesting(1)(#)	Value Realized on Vesting(2)($)

Dallas B. Tanner	244,958	$9,941,982

Ernest M. Freedman	166,697	$6,799,004

Charles D. Young	164,627	$6,714,631

Mark A. Solls	78,436	$3,198,116

(1)	Represents shares acquired on the vesting of RSUs in 2022 as follows:
(a)

As to Mr. Tanner, 8,228 shares acquired on vesting of his 2019 LTIP time vesting RSUs on March 1, 2022, 134,534 shares acquired on the vesting of his 2019 LTIP performance vesting RSUs which vested on February 15, 2022, 10,120 shares acquired on the vesting of a portion of his 2020 LTIP time vesting RSUs on March 1, 2022, 18,474 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2022, and 73,602 OP Units acquired on vesting of his 2019 Outperformance Award on April 7, 2022.

(b)

As to Mr. Freedman, 5,851 shares acquired on vesting of his 2019 LTIP time vesting RSUs on March 1, 2022, 95,668 shares acquired on the vesting of his 2019 LTIP performance vesting RSUs which vested on February 15, 2022, 4,746 shares acquired on the vesting of a portion of his 2020 LTIP time vesting RSUs on March 1, 2022, 5,116 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2022, and 55,316 OP Units acquired on vesting of his 2019 Outperformance Award on April 7, 2022.

(c)

As to Mr. Young, 5,851 shares acquired on vesting of his 2019 LTIP time vesting RSUs on March 1, 2022, 95,668 shares acquired on the vesting of his 2019 LTIP performance vesting RSUs which vested on February 15, 2022, 4,746 shares acquired on the vesting of a portion of his 2020 LTIP time vesting RSUs on March 1, 2022, 5,116 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2022, and 53,246 OP Units acquired on vesting of his 2019 Outperformance Award on April 7, 2022.

(d)

As to Mr. Solls, 2,560 shares acquired on vesting of his 2019 LTIP time vesting RSUs on March 1, 2022, 41,856 shares acquired on the vesting of his 2019 LTIP performance vesting RSUs which vested on February 15, 2022, 2,234 shares acquired on the vesting of a portion of his 2020 LTIP time vesting RSUs on March 1, 2022, 2,345 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2022, and 29,441 OP Units acquired on vesting of his 2019 Outperformance Award on April 7, 2022.

(2)

Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the on the closing price of our common stock on the NYSE on the last trading day prior to the vesting date. Amounts reported are shown before tax.

68	2023 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Potential Benefits upon a Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans, assuming (1) a qualifying termination of employment, (2) a change in control, (3) a qualifying termination within 24 months of a change in control, or (4) death or disability occurred, in each case, on December 31, 2022.

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included herein.

Name		Qualifying Termination ($)	Change in Control ($)	Qualifying Termination Within 24 Months of Change in Control ($)	Death or Disability ($)

Dallas B. Tanner

	Severance(1)	$5,225,000	—	$7,837,500	—

	Bonus(2)	$1,180,876	—	$1,180,876	$1,180,876

	Time Vesting RSUs(3)	$3,499,862	$4,988,975	$4,988,975	$4,988,975

	Performance Vesting RSUs(3)(4)	$13,158,056	$9,624,049	$15,158,133	$13,158,056

	Continuation of Benefits(5)	$24,624	—	$36,936	—

	Other Benefits(6)	$54,808	—	$54,808	—

	Total	$23,143,226	$14,613,024	$29,257,228	$19,327,907

Ernest M. Freedman

	Severance(1)	$2,362,500	—	$3,543,750	—

	Bonus(2)	$635,154	—	$635,154	$635,154

	Time Vesting RSUs(3)	$2,091,843	$2,563,386	$2,563,386	$2,563,386

	Performance Vesting RSUs(3)(4)	$3,627,817	$3,669,195	$5,420,296	$3,627,817

	Continuation of Benefits(5)	$24,688	—	$37,032	—

	Other Benefits(6)	$40,385	—	$40,385	—

	Total	$8,782,387	$6,232,581	$12,240,003	$6,826,357

Charles D. Young

	Severance(1)	$2,362,500	—	$3,543,750	—

	Bonus(2)	$635,154	—	$635,154	$635,154

	Time Vesting RSUs(3)	$2,030,488	$2,502,031	$2,502,031	$2,502,031

	Performance Vesting RSUs(3)(4)	$3,627,817	$3,669,195	$5,420,296	$3,627,817

	Continuation of Benefits(5)	$22,443	—	$33,665	—

	Other Benefits(6)	$40,385	—	$40,385	—

	Total	$8,718,787	$6,171,226	$12,175,281	$6,765,002

Mark A. Solls

	Severance(1)	$1,000,000	—	$1,500,000	—

	Bonus(2)	$364,462	—	$364,462	$364,462

	Time Vesting RSUs(3)	$1,067,722	$1,255,965	$1,255,965	$1,255,965

	Performance Vesting RSUs(3)(4)	$1,670,659	$1,683,730	$2,464,803	$1,670,659

	Continuation of Benefits(5)	$16,982	—	$16,982	—

	Other Benefits(6)	$28,846	—	$28,846	—

	Total	$4,148,671	$2,939,695	$5,631,058	$3,291,086

(1)

Severance represents a cash payment equal to the sum of the NEO’s (x) annual base salary and (y) annual cash incentive based on target performance times the multiplier applicable to such NEO, payable in equal monthly installments over the applicable severance period.

(2)

Under the Severance Plan, our NEOs are entitled to their annual cash incentive otherwise payable under the annual cash incentive program for the year in which the NEO’s termination occurred, pro-rated for days of service up to and including the termination date and based on actual performance for the year, payable concurrently with annual cash incentive payments to other associates under the applicable plan.

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Executive Compensation—Compensation Discussion and Analysis (continued)

(3)	All share values are based on the closing price of our common stock on the NYSE on December 31, 2022. Earned awards under the 2019 Outperformance Program are reflected as time-vesting.
(4)

2020 LTIP calculated at actual achievement: 138% TSR Relative to RMS Index CAGR; and 200% Same Store NOI Growth CAGR. 2021 LTIP calculated at achievement as of December 31, 2022: 94% TSR Relative to RMS Index CAGR; and 200% Same Store NOI Growth CAGR. 2022 LTIP calculated at achievement as of December 31, 2022: 75% TSR Relative to RMS Index CAGR; and 0% Same Store NOI Growth CAGR. 2019 Outperformance Program actual achievement as of December 31, 2022: 100% Relative TSR Component; and 100% Absolute TSR Component. 2022 Outperformance Program calculated at achievement as of December 31, 2022: 30% Relative TSR Component; and 0% Absolute TSR Component.

(5)

Under the Severance Plan, NEOs are entitled to continuation of benefits. A cash payment in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the welfare benefit programs of the Company in which the NEO participated as of his or her termination date; amounts reflect 2021 rates multiplied by the applicable welfare period for each NEO.

(6)	Other Benefits includes payout of unused paid time off.

Executive Severance Plan

As discussed above, in June 2017, we adopted the Severance Plan for associates of the Company at the level of Senior Vice President and above. Each of our NEOs participates in the Severance Plan. The Severance Plan provides for payment of severance and other benefits to eligible executives in the event of a termination of employment with us without cause or following a constructive termination (each as defined in the Severance Plan and each, a “qualifying termination”), or for a limited number of individuals, including our NEOs, the event of a termination with us as a result of death or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 12 months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

In the event of a qualifying termination, in addition to specified accrued benefits, which the executive has earned but has not yet received and to which the executive is entitled, the Severance Plan provides for the following additional payments and benefits:

•	a lump-sum pro-rata annual cash incentive otherwise payable under the annual cash incentive program for the year of termination based on actual performance;

•

a cash payment equal to the sum of the executive’s (x) annual base salary and (y) annual cash incentive based on target performance (the “cash severance amount”) times the multiplier applicable to such executive (which is 2.0 for Mr. Tanner, 1.5 for Messrs. Freedman and Young and 1.0 for Mr. Solls), payable in equal monthly installments over the applicable severance period (which is 24 months for Mr. Tanner, 18 months for Messrs. Freedman and Young and 12 months for Mr. Solls); and

•	a cash payment in an amount equal to the total amount of monthly COBRA insurance premiums for continued participation in our welfare benefit programs, for a period of 12 months.

Notwithstanding the foregoing, in the event such qualifying termination occurs during the two-year period following a change in control (as defined in the Severance Plan), in addition to specified accrued benefits, which the executive has earned but has not yet received and to which the executive is entitled, the Severance Plan provides for the following payments and benefits:

•	a lump-sum pro-rata annual cash incentive otherwise payable under the annual cash incentive program for the year of termination based on actual performance;

•

a lump-sum cash payment equal to the sum of the executive’s (x) annual base salary and (y) annual cash incentive based on target performance times the multiplier applicable to such executive (which is 3.0 for Mr. Tanner, 2.25 for Messrs. Freedman and Young and 1.5 for Mr. Solls); and

•

a cash payment in an amount equal to the total amount of monthly COBRA insurance premiums for continued participation in our welfare benefit programs, for a period of 18 months for Messrs. Tanner, Freedman and Young and 12 months for Mr. Solls.

In the event of a termination of employment with us as a result of the NEO’s death or disability (as defined in the Omnibus Incentive Plan), in addition to certain accrued obligations, which the NEO has earned and to which he is entitled, the Severance Plan provides for a lump-sum pro-rata annual cash incentive for the year of termination, calculated based on the greater of (i) target annual cash incentive for the year of termination and (ii) the actual annual cash incentive paid in respect of the year prior to the year of termination.

70	2023 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

LTIP RSUs

Time Vesting LTIP RSUs

Upon a termination of the NEO’s employment by the Company without “cause” (as defined in the award agreement applicable to the, 2020, 2021 and 2022 LTIP RSUs (collectively, the “LTIP RSUs”)) or, if the NEO resigns from employment following a “constructive termination” (as defined in the award agreement applicable to the LTIP RSUs) (together with a termination without cause, a “qualifying involuntary termination”), the next installment of time vesting LTIP RSUs that would have vested on the next scheduled vesting date will vest as of the date of termination. Time vesting LTIP RSUs that are eligible to vest upon a qualifying involuntary termination are subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability” (as defined in the Omnibus Incentive Plan), any unvested time vesting LTIP RSUs will vest as of the date of termination. Time vesting LTIP RSUs will also continue to vest according to the original vesting schedule following the NEO’s “retirement” (as defined below) and will be subject to forfeiture if the NEO violates specified restrictive covenants agreed to with the Company and described below.

Upon a change in control, if the time vesting LTIP RSUs are assumed by the successor or acquiror and a qualifying involuntary termination occurs during the two-year period following a change in control, any then-unvested time vesting LTIP RSUs will vest. Upon a change in control, if the time vesting LTIP RSUs are not assumed by the successor or acquiror, any then-unvested time vesting LTIP RSUs will immediately vest.

For Messrs. Tanner, Freedman and Young, “retirement” is defined as a voluntary resignation of employment at such time that the NEO is at least 55 years old, the NEO has at least 10 years of continuous service and the sum of the NEO’s age and years of service equals at least 65, provided that the NEO has given at least six months’ prior notice of the NEO’s retirement. For Mr. Solls “retirement” is defined as a voluntary resignation of employment at such time that the NEO is at least 60 years old and the sum of the NEO’s age and years of service equals at least 65, provided that the NEO has given at least six months’ prior notice of the NEO’s retirement.

Performance Vesting LTIP RSUs

Performance vesting LTIP RSUs are earned on the Certification Date. These performance vesting LTIP RSUs will vest on the Certification Date, subject to the NEO’s continued employment through such Certification Date, except in the event of a qualifying involuntary termination as described below. Any unearned performance vesting LTIP RSUs will be forfeited without consideration.

Notwithstanding the foregoing, upon a qualifying involuntary termination prior to the last day of any performance period, a prorated portion of the performance vesting LTIP RSUs will remain outstanding and eligible to vest based on actual performance through the last day of the applicable performance period, based on the number of days during the applicable performance period that the NEO was employed. Any performance vesting LTIP RSUs that are earned based on actual performance will vest on, and settle as soon as practicable following, the applicable Certification Date. Upon a qualifying involuntary termination following the last day of any performance period but prior to the Certification Date, any unearned and unvested performance vesting LTIP RSUs will vest on the applicable Certification Date based on actual performance as of the end of the performance period. Upon a qualifying involuntary termination following the Certification Date where such performance vesting LTIP RSUs are subject to continued service vesting conditions, such earned but unvested performance vesting LTIP RSUs will vest on the NEO’s termination date. Performance vesting LTIP RSUs that are eligible to vest upon a qualifying involuntary termination are subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability,” with respect to performance vesting LTIP RSUs for which the applicable performance period has not been completed, a prorated portion of the Performance Vesting RSUs will remain outstanding and eligible to vest based on actual performance on the last day of the performance period, with such proration based on the number of days the NEO was employed during the performance period. Following the NEO’s “retirement,” a prorated number of performance vesting LTIP RSUs shall remain outstanding and eligible to become earned, based on the extent to which the performance conditions are satisfied following the completion of the performance period, with such proration based on the number of days the NEO was employed during the performance period. Upon a change in control, the number of performance vesting LTIP RSUs that become earned will be calculated based on actual performance through the date of the change in control without proration. Any performance vesting LTIP RSUs will vest as to 50% of such earned performance vesting LTIP RSUs on the date of the change in control and, as to the remaining 50% on the first anniversary of the change in control (or, in each case, upon a qualifying involuntary termination

71

Executive Compensation—Compensation Discussion and Analysis (continued)

that occurs within the two-year period following the change in control). If the awards are not assumed by the successor or acquiror, or are unable to be measured in a consistent manner, any earned performance vesting LTIP RSUs (including the performance vesting LTIP RSUs that become earned in connection with the change in control) will immediately vest as of the change in control.

2019 and 2022 Outperformance Program Awards

Following March 31, 2022, the last day of the 2019 Outperformance Program performance period, the award value was calculated and a number of OP Units with a value equal to the award value (obtained using the closing price per share on April 7, 2022 (the “2019 Outperformance Program Determination Date”)) became earned OP Units, based on actual performance during the performance period. 50% of the earned OP Units vested on the 2019 Outperformance Program Determination Date. An additional 25% of the earned OP Units vested on March 31, 2023, the first anniversary of the last day of the performance period; and the remaining 25% of the earned OP Units will vest on March 31, 2024, the second anniversary of the last day of the performance period, subject to continued employment on the applicable vesting date.

Following calculation of the award value under the 2022 Outperformance Program, a number of OP Units with a value equal to the award value (obtained using the closing price per share on the date that is not later than 30 days following the last day of the 2022 Outperformance Program performance period (the “2022 Outperformance Program Determination Date”)) shall become earned OP Units, based on actual performance during the performance period. Any unearned OP Units shall be forfeited effective as of the last day of the performance period. 50% of the earned OP Units will vest on the 2022 Outperformance Program Determination Date; and the remaining 50% of the earned OP Units will vest on the first anniversary of the last day of the performance period, subject to continued employment on the applicable vesting date, except in the event of a qualifying involuntary termination as described below.

Notwithstanding the foregoing, upon a qualifying involuntary termination prior to the last day of the 2022 Outperformance Program performance period, a prorated portion of the maximum award value will remain outstanding and eligible to vest based on actual performance through the last day of the performance period, based on the number of days the NEO was employed during the performance period. Any OP Units that become earned OP Units following the 2022 Outperformance Program Determination Date, based on the prorated award value shall become fully vested on such Determination Date.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability,” with respect to OP Units for which the 2022 Outperformance Program performance period has not been completed, a prorated portion of the maximum award value will remain outstanding and eligible to be earned based on actual performance on the last day of the performance period, with such proration based on the number of days the NEO was employed during the performance period.

In the event of a NEO’s retirement prior to the end of the 2022 Outperformance Program performance period, following written notice at least six months prior to the date of the NEO’s resignation, a prorated portion of the maximum award value will remain outstanding and eligible to be earned based on actual performance on the last day of the performance period. The proration would be based on the number of days the NEO was employed during the performance period. Any OP Units that become earned OP Units following the 2022 Outperformance Program Determination Date shall remain outstanding and eligible to vest. In the event of a NEO’s retirement following the end of the performance period, with respect to any OP Units that have become earned OP Units prior to the termination date, such earned OP Units shall remain outstanding and eligible to vest.

Upon a change in control, the award value will be calculated based on actual performance through the date of the change in control without proration. Earned OP Units shall become vested as to 50% as of the date of the change in control, and 50% on the first anniversary of the date of the change in control. In the event of a qualifying termination during the 12-month period immediately following a change in control, any unvested earned OP Units shall become vested as of the termination date. If the awards are not assumed by the successor or acquiror, or are unable to be measured in a consistent manner, any earned OP Units (including the earned OP units that become earned in connection with the change in control) will immediately vest as of the change in control.

Covenants

Each NEO is subject to restrictive covenants set forth in the Severance Plan, including an indefinite confidentiality covenant and covenants regarding non-competition and non-solicitation of employees and current or prospective clients or customers, in each case, at all times during employment and for up to 12 months after termination of employment.

Under the LTIP award agreements and our 2019 and 2022 Outperformance Programs, if there is a restrictive covenant violation or the executive grantee engages in a detrimental activity (as defined in the applicable award agreement) in the four-year period following the grant date, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

72	2023 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our associates (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u).

We selected the median associate based on the 1,510 associates employed by the Company as of December 31, 2022 (excluding Mr. Tanner, our CEO). In identifying our median associate, we calculated the annual total target cash compensation of each associate as of December 31, 2022. Annual total target cash compensation included base salary and target bonus and was calculated using internal human resources records. We believe this consistently applied compensation measure reasonably reflects annual compensation across our associate base. We did not apply cost-of-living adjustments as part of the calculation.

The 2022 annual total compensation as determined under Item 402(c)(2)(x) of Regulation S-K for our CEO, which is the amount set forth in the “Total” column of our Summary Compensation Table, was $14,166,554. The 2022 annual total compensation as determined under Item 402(c)(2)(x) of Regulation S-K for our median associate was $69,083. Our CEO Pay Ratio was, therefore, 205 to 1.

73

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding advisory vote, the compensation paid to our NEOs as disclosed in this Proxy Statement. While the results of the vote are non-binding and advisory in nature, the Compensation and Management Development Committee and the Board intend to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved, on a non-binding advisory basis.”

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the NEOs presented in “Compensation Discussion and Analysis,” the compensation tables and other related material disclosed in this Proxy Statement.

74	2023 Proxy Statement

Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and
Consumer
Protection Act and
Item
402(v) of Regulation
S-K
under the Exchange Act, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”), calculated in accordance with the requirements of Item 402(v), and certain Company performance for the fiscal years listed below. The Company’s selected performance measure included in the table below is AFFO (as defined in “Executive Compensation—Compensation Discussion and Analysis” above). This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our NEOs our NEOs’ compensation relates to Company performance, or how the Compensation and Management Development Committee evaluates compensation decisions in light of Company or individual performance. Please refer to “Executive Compensation—Compensation Discussion and Analysis” above for a complete description of how our executive compensation relates to Company performance and how the Committee makes its compensation decisions.
The information provided under this Pay Versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compen sation Table Total ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (3)(4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income ($ in thousands) (7)	Adjusted Funds from Operations ($ in thousands) (8)

2022	$14,166,554	($ 3,988,645)	$4,760,868	($ 1,648,807)	$105.52	$99.82	$384,799	$865,897

2021	$ 9,710,445	$31,935,295	$3,267,111	$ 12,172,142	$157.51	$132.23	$262,776	$745,561

2020	$ 5,518,018	$ 4,797,919	$2,573,039	$ 2,200,487	$101.25	$92.43	$197,449	$602,402

(1)	Reflects compensation amounts reported in the “Total” column of the Summary Compensation Table for our CEO, Dallas B. Tanner, in each of 2022, 2021 and 2020.
(2)
CAP to our CEO in each of 2022, 2021 and 2020 reflects the respective amounts reported in the “Total” column of the Summary Compensation Table, adjusted as set forth in the table below, as determined in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Tanner during the applicable year.

	2020	2021	2022

CEO	Dallas B. Tanner	Dallas B. Tanner	Dallas B. Tanner

Summary Compensation Table Total Compensation	$ 5,518,018	$ 9,710,445	$ 14,166,554

Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year ($)	(3,625,057)	(6,500,037)	(12,023,478)

Plus: Fair Value for Stock and Options Awards Granted in the Covered Year ($)	3,240,949	14,797,038	6,849,983

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(335,991)	13,927,849	(12,981,704)

Less: Fair Value of Stock and Option Awards Forfeited During the Covered Year	—	—	—

Compensation Actually Paid ($)	$ 4,797,919	$31,935,295	($ 3,988,645)

(3)
Represents the average of the amounts reported for the Company’s non-CEO
NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The following NEOs are included in the average calculation for each of 2022, 2021 and 2020: Ernest M. Freedman, Charles D. Young, and Mark A. Solls.

76	2023 Proxy Statement

Pay Versus Performance (continued)

(4)
Average CAP to our
non-CEO
NEOs, as a group, in each of 2022, 2021 and 2020 reflects the respective amounts reported in the “Total” column of the Summary Compensation Table, adjusted as set forth in the table below, as determined in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to the non-CEO
NEOs as a group during the applicable year.

	2020	2021	2022

Non-CEO NEOs

Summary Compensation Table Total Compensation	$2,573,039	$3,267,111	$4,760,868

Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year ($)	(1,400,045)	(1,475,033)	(3,570,411)

Plus: Fair Value for Stock and Options Awards Granted in the Covered Year ($)	1,251,696	3,357,853	2,084,989

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(224,203)	7,022,211	(4,924,253)

Less: Fair Value of Stock and Option Awards Forfeited During the Covered Year	—	—	—

Compensation Actually Paid ($)	$2,200,487	$12,172,142	($1,648,807)

(5)
For the applicable fiscal year, represents the cumulative TSR of the Company for the measurement periods beginning December 31, 2019, and ending on December 30, of 2022, December 31, 2021, or December 31, 2020.

(6)	For the applicable fiscal year, represents the cumulative TSR of the MSCI US REIT Index for the measurement periods ending on December 30, 2022, December 31, 2021, or December 31, 2020.
(7)	Reflects GAAP net income.
(8)
Company-selected measure is AFFO which is defined in “Executive Compensation—Compensation Discussion and Analysis” above. See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-GAAP
Measures” in our 2022 Form
10-K
for the reconciliation of AFFO to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure. Although AFFO is an important financial performance measure, among others, that the Compensation and Management Development Committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v) as part of its executive compensation determinations.

77

Pay Versus Performance (continued)

Relationship Between Compensation Actually Paid and Performance Measures
CAP, as calculated under Item 402(v) of Regulation
S-K,
reflects
adjusted
values to
unvested
and
vested
equity awards during the years shown in the Pay Versus Performance table based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.

Compensation Actually Paid versus Cumulative TSR

$50,000
$40,000
$30,000
$20,000
$10,000
$0
($5,000)
Compensation Actually Paid ($ in thousands)
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
$157.51
$132.23
$101.25
$92.43
$105.52
$99.82
$4,798
$2,200
$31,935
$12,172
($3,989)
($1,649)
2020
2021
2022
Invitation Homes Cumulative TSR
Index Cumulative TSR
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid

78	2023 Proxy Statement

Pay Versus Performance (continued)

Compensation Actually Paid versus Net Income
Compensation Actually Paid ($ in thousands)
Net Income ($ in thousands)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
0
($5,000)
$400,000
$300,000
$200,000
$100,000
$0
$197,449
$262,776
$384,799
$4,798
$2,200
$31,935
$12,172
($3,989)
($1,649)
2020
2021
2022
Invitation Homes Net Income
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid

79

Pay Versus Performance (continued)

Compensation Actually Paid versus Adjusted Funds from Operations (AFFO)

Compensation Actually Paid ($ in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($5,000)
AFFO ($ in thousands)
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$602,402
$745,561
$865,897
$4,798
$2,200
$31,935
$12,172
($3,989)
($1,649)
2020
2021
2022
Invitation Homes AFFO
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid

As discussed in the in “Executive Compensation—Compensation Discussion and Analysis,” our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic and operational objectives. The metrics used within our annual cash incentive plan and our long-term incentive award plans are selected to support these objectives. In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with Item 402(v) of Regulation
S-K)
to our NEOs in 2022 to our performance were:

•	Three-year TSR;

•	Net income; and

•	AFFO.

80	2023 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 regarding shares of our common stock that may be issued under the Omnibus Incentive Plan and the Colony Starwood Homes Equity Plan and the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (the “SWH Equity Plans”):

	As of December 31, 2022
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)

Equity compensation plans approved by stockholders:

Omnibus Incentive Plan	5,399,747	—	5,847,253

SWH Equity Plans(4)	—	—	—

Equity compensation plans not approved by stockholders	—	—	—

Total	5,399,747	—	5,847,253

(1)

Includes shares of our common stock that may be issued upon the vesting of time vesting and performance vesting RSUs. The number of shares to be issued in respect of performance vesting RSUs has been calculated assuming maximum levels of performance will be achieved.

(2)	Because there is no exercise price associated with RSUs, no amounts are included above.
(3)	Excludes securities reflected in the Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights column above.
(4)

On November 16, 2017, in connection with the merger with SWH, we assumed the SWH Equity Plans. As the SWH Equity Plans were previously approved by SWH’s stockholders before we assumed these plans, and as we will not make future grants or awards under these plans, they are listed as “approved by stockholders.” As such, 4,866,890 securities remaining available under the SWH Equity Plans have been excluded from the table above.

81

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of the Record Date held by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, director nominees and NEOs and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise noted, the address of each beneficial owner is 1717 Main Street, Suite 2000, Dallas, Texas 75201.

The percentages included in the following table are based on 611,860,563 shares of our common stock outstanding as of the Record Date.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Owners of More Than 5%

The Vanguard Group(1)	98,242,458	16.06%

Cohen & Steers, Inc.(2)	78,466,392	12.82%

Blackrock, Inc.(3)	59,299,124	9.69%

State Street Corporation(4)	38,681,639	6.32%

Norges Bank (The Central Bank of Norway)(5)	38,026,599	6.21%

Directors, Director Nominees and NEOs

Jana Cohen Barbe(6)	24,283	*

Richard D. Bronson(6)	54,493	*

Michael D. Fascitelli(6)	64,413	*

Jeffrey E. Kelter(6)	70,717	*

Joseph D. Margolis(6)	15,346	*

John B. Rhea(6)	46,033	*

J. Heidi Roizen(6)	15,346	*

Janice L. Sears(6)(7)	42,183	*

Frances Aldrich Sevilla-Sacasa	—	*

Dallas B. Tanner(8)	517,393	*

Keith D. Taylor	—	*

Ernest M. Freedman(8)	527,393	*

Charles D. Young(8)	269,523	*

Mark A. Solls(8)	204,746	*

All Directors and Executive Officers as a Group (14 persons)	1,851,906	*

*	Less than 1%.
(1)

As reported in a Schedule 13G/A filed with the SEC on February 9, 2023, on behalf of The Vanguard Group, The Vanguard Group has sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 1,371,775 shares of our common stock, sole dispositive power with respect to 95,264,205 shares of our common stock and shared dispositive power with respect to 2,978,253 shares of our common stock. The address of The Vanguard Group is: 100 Vanguard Blvd., Malvern, PA 19355.

(2)

As reported in a Schedule 13G/A filed jointly with the SEC on February 14, 2023, by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd, Cohen & Steers Asia Ltd, and Cohen & Steers Ireland Ltd. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd., Cohen & Steers Asia Ltd. and Cohen & Steers Ireland Ltd. Cohen & Steers, Inc. has sole voting power with respect to 56,164,413 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 78,466,392 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. Address of Principal Business Office for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is: 280 Park Avenue, 10th Floor, New York, NY 10017. The principal address for Cohen & Steers UK Ltd. is: 50 Pall Mall, 7th Floor London, United Kingdom SW1Y 5JH. The principal address for Cohen & Steers Asia Ltd. is: 1201-02 Champion Tower, Three Garden Road, Central, Hong Kong. The principal address for Cohen & Steers Ireland Ltd. is: 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60.

82	2023 Proxy Statement

Ownership of Securities (continued)

(3)

As reported in a Schedule 13G/A filed with the SEC on January 24, 2023, on behalf of BlackRock, Inc. and its wholly-owned subsidiaries identified therein, BlackRock, Inc. has sole voting power with respect to 54,145,816 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 59,299,124 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. The address of BlackRock, Inc. is: 55 East 52nd Street, New York, NY 10055.

(4)

As reported in a Schedule 13G filed with the SEC on February 3, 2023, on behalf of State Street Corporation and its wholly-owned subsidiaries identified therein, State Street Corporation has sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 28,696,969 shares of our common stock, sole dispositive power with respect to 0 shares of our common stock and shared dispositive power with respect to 38,645,748 shares of our common stock. The address of State Street Corporation is: One Lincoln Street, Boston, MA 02111.

(5)

As reported in a Schedule 13G/A filed with the SEC on February 14, 2023, on behalf of Norges Bank (The Central Bank of Norway), Norges Bank has sole voting power with respect to 38,026,599 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 38,026,599 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. The address of Norges Bank is: Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(6)	Includes 4,614 director RSUs scheduled to vest within 60 days of the Record Date.
(7)	For Ms. Sears, includes 5,000 shares of our common stock held by a trust for the benefit of Ms. Sears’ family, for which she serves as trustee.
(8)

Includes the number of shares of the Company’s common stock that could be issued if the OP Units under the 2019 Outperformance Program, beneficially owned by a person listed in the table are converted into common limited partnership units of Operating Partnership, which in turn are redeemed for shares of the Company’s common stock on a one-for-one basis, and the Company elects to issue shares of common stock in exchange for such common limited partnership units of the Operating Partnership rather than pay cash upon such redemption, as follows: Mr. Tanner—110,403 (includes 36,801 OP Units scheduled to vest within 60 days of the Record Date, and excludes 36,801 OP Units scheduled to vest on March 31, 2024); Mr. Freedman—82,975 (includes 27,658 OP Units scheduled to vest within 60 days of the Record Date, and excludes 27,658 OP Units scheduled to vest on March 31, 2024); Mr. Young—79,869 (includes 26,623 OP Units scheduled to vest within 60 days of the Record Date, and excludes 26,623 OP Units scheduled to vest on March 31, 2024); and Mr. Solls—44,161 (includes 14,720 OP Units scheduled to vest within 60 days of the Record Date, and excludes 14,720 OP Units scheduled to vest on March 31, 2024). Beneficial ownership calculations assume that all such OP Units are converted into common limited partnership units of the Operating Partnership, which in turn are redeemed for shares of the Company’s common stock. See “Compensation Discussion and Analysis—Determination of Compensation—2019 Outperformance Equity-Based Awards” for additional details of these awards.

83

TRANSACTIONS WITH RELATED PERSONS

Registration Rights Agreement

In October 2016, SWH, Starwood Capital Group and certain other parties entered into an amended and restated registration rights agreement (the “SWH Registration Rights Agreement”) and, pursuant to the terms of the merger agreement, we entered into an assignment and assumption agreement whereby we assumed, all rights, interests and obligations, under the SWH Registration Rights Agreement. Pursuant to the SWH Registration Rights Agreement, Starwood Capital will have certain rights to demand a registration of some or all of its shares of our common stock and customary “piggyback” registration rights.

Indemnification Agreements

Our directors and executive officers are parties to indemnification agreements. These agreements require us to indemnify these individuals to the fullest extent permitted by Maryland law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Related Person Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy regarding transactions with related persons. Our related person policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K of the Exchange Act) must promptly disclose to the Office of our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Office of the Chief Legal Officer will then will promptly communicate such information to the Audit Committee or another independent body of the Board consisting of independent directors who are disinterested to approve or ratify the related person transaction.

Each related person transaction shall either be approved or ratified by the Audit Committee or another independent body of the Board consisting of independent directors who are disinterested, as applicable, taking into consideration such relevant facts and circumstances as it shall deem appropriate, which may include:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance and fairness of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that disinterested members of the Audit Committee or another independent body of the Board consisting of independent directors who are disinterested, as applicable, deem appropriate.

The Audit Committee or another independent body of the Board consisting of independent directors who are disinterested shall also consider whether any such transaction involving a non-employee director or nominee for director would compromise such director’s status as an independent director under the rules of the NYSE, including any additional independence requirements specific to a committee set forth in such rules if such non-employee director or nominee serves or is expected to serve on such committee, or the Company’s independence standards included in our Corporate Governance Guidelines, as a “non-employee director” under Rule 16b-3 under the Exchange Act if such director serves on our Compensation and Management Development Committee or as an independent director under Rule 10A-3 of the Exchange Act if such director serves on our Audit Committee.

It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Further, any employment relationship or transaction involving an executive officer of the Company or any related compensation must be approved by the Compensation and Management Development Committee or recommended by the Committee to the Board for its approval.

84	2023 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2024 Annual Meeting, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2024 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before December 7, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2024 Annual Meeting, a stockholder must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day and not later than 5:00 p.m. Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received on or after November 7, 2023, but not later than December 7, 2023. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2024 Annual Meeting will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024.

For information regarding submission of a director nominee using the Company’s proxy access bylaw see “The Board of Directors and Certain Governance Matters–Director Nomination Process.”

COMPANY DOCUMENTS

We make available, free of charge on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after they are filed with or furnished to the SEC. These filings are available on our investor website at: www.invh.com under “Filings.” Copies of our Proxy Statement, form of proxy and our Annual Report, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Office of the Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201; telephone: (972) 421-3600.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

85

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Mark A. Solls

Executive Vice President, Chief Legal Officer and Secretary

86	2023 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATIONS

Reconciliation of Total Revenues to Same Store Core Revenues, Full Year
(in thousands) (unaudited)	FY 2022	FY 2021

Total revenues (total portfolio)	$2,238,121	$1,996,615

Management fee revenues	(11,480)	(4,893)

Total portfolio resident recoveries	(122,055)	(105,755)

Total Core revenues (total portfolio)	2,104,586	1,885,967

Non-Same Store Core revenues	(185,376)	(124,456)

Same Store Core revenues	$1,919,210	$1,761,511

A-1

Live freer. Lease a house.

invitationhomes.com Atlanta | Carolinas | Chicago | Dallas | Denver | Houston | Jacksonville | Las Vegas | Minneapolis Northern California | Orlando | Phoenix | South Florida | Southern California | Seattle | Tampa

INVITATION HOMES INC. 1717 MAIN STREET SUITE 2000 DALLAS, TEXAS 75201	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 P.M. CT on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/INVH2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 P.M. CT on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received to later than May 16, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V08382-P86881 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INVITATION HOMES INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “FOR” the election of each of the director nominees in Proposal 1.
1. To elect director nominees:					☐	☐	☐
	01)	Michael D. Fascitelli	06)	Joseph D. Margolis
	02)	Dallas B. Tanner	07)	John B. Rhea
	03)	Jana Cohen Barbe	08)	Janice L. Sears
	04)	Richard D. Bronson	09)	Frances Aldrich Sevilla-Sacasa
	05)	Jeffrey E. Kelter	10)	Keith D. Taylor

The Board of Directors recommends that you vote “FOR” Proposals 2 and 3.									For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.								☐	☐	☐

3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.								☐	☐	☐

NOTE: To consider such other business as may properly come before the 2023 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V08383-P86881

INVITATION HOMES INC.

Annual Meeting of Stockholders

May 17, 2023 11:00 a.m., Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Fascitelli, Dallas B. Tanner, Ernest M. Freedman and Mark A. Solls, or any of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as presented on the reverse side, all of the shares of common stock of Invitation Homes Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other matters as may properly come before the 2023 Annual Meeting of Stockholders of Invitation Homes Inc. to be held on May 17, 2023 (the "Annual Meeting") or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, but the card is signed, this proxy card will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side